Exhibit 1.1

Companies Act 2014

PUBLIC LIMITED COMPANY

CONSTITUTION

OF

CARBON REVOLUTION PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is CARBON REVOLUTION PUBLIC LIMITED COMPANY.

2.	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1
To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2
To carry on the businesses of manufacturer, distributor, wholesaler, retailer, service provider, investor, designer, trader and any other business (except the issuing of policies of insurance) which may seem to the Company’s board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

3.3	To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company.

3.4	To invest and deal with the property of the Company in such manner as may from time to time be determined by the Company’s board of directors and to dispose of or vary such investments and dealings.

3.5
To borrow or raise money or capital in any manner and on such terms and subject to such conditions and for such purposes as the Company’s board of directors shall think fit or expedient, whether alone or jointly and/or severally with any other person or company, including, without prejudice to the generality of the foregoing, whether by the issue of debentures or debenture stock (perpetual or otherwise) or otherwise, and to secure, with or without consideration, the payment or repayment of any money borrowed, raised or owing or any debt, obligation or liability of the Company or of any other person or company whatsoever in such manner and on such terms and conditions as the Company’s board of directors shall think fit or expedient and, in particular by mortgage, charge, lien, pledge or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, and to purchase, redeem or pay off any such securities or borrowings and also to accept capital contributions from any person or company in any manner and on such terms and conditions and for such purposes as the Company’s board of directors shall think fit or expedient.

3.6
To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company’s board of directors shall think fit or expedient.

3.7
To guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company or another subsidiary (as defined by the Act) of the Company’s holding company or a subsidiary of the Company or otherwise associated with the Company (including any arrangements of the Company or any of its subsidiaries), in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.

3.8
To grant, convey, assign, transfer, exchange or otherwise alienate or dispose of any property of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof or for shares, debentures or securities and whether by way of gift or otherwise as the Company’s board of directors shall deem fit or expedient and where the property consists of real property to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Company’s board of directors shall deem appropriate.

3.9	To purchase, take on, lease, exchange, rent, hire or otherwise acquire any property and to acquire and undertake the whole or any part of the business and property of any company or person.

3.10
To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting out and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting and by entering into building leases or building agreements and by advancing money to and entering into contracts and arrangements of all kinds with builders, contractors, architects, surveyors, purchasers, vendors, tenants and any other person.

3.11
To construct, improve, maintain, develop, work, manage, carry out or control any property which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.

3.12	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.13
To engage in currency exchange, interest rate and commodity transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange, interest rate or commodity hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose.

3.14
As a pursuit in itself or otherwise and whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose whatsoever, to engage in any currency exchange transactions, interest rate transactions and commodity transactions, derivative and/or treasury transactions and any other financial or other transactions, including (without prejudice to the generality of the foregoing) securitisation, treasury and/or structured finance transactions, of whatever nature in any manner and on any terms and for any purposes whatsoever, including, without prejudice to the generality of the foregoing, any transaction entered into in connection with or for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense, or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings whether involving purchases, sales or otherwise in foreign currency, spot and/or forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and/or any such other currency or interest rate or commodity or other hedging, treasury or structured finance arrangements and such other instruments as are similar to, or derived from any of the foregoing.

3.15
To apply for, establish, create, purchase or otherwise acquire, sell or otherwise dispose of and hold any patents, trademarks, copyrights, brevets d’invention, registered designs, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information and any invention and to use, exercise, develop or grant licences in respect of or otherwise turn to account or exploit the property, rights or information so held.

3.16
To enter into any arrangements with any governments or authorities, national, local or otherwise and to obtain from any such government or authority any rights, privileges and concessions and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

3.17	To establish, form, register, incorporate or promote any company or companies or person, whether inside or outside of Ireland.

3.18	To procure that the Company be registered or recognised whether as a branch or otherwise in any country or place.

3.19
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction and to engage in any transaction in connection with the foregoing.

3.20	To acquire or amalgamate with any other company or person.

3.21
To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.22
To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

3.23
To make gifts to any person or company including, without prejudice to the generality of the foregoing, capital contributions and to grant bonuses to the directors or any other persons or companies who are or have been in the employment of the Company including substitute directors and any other officer or employee.

3.24
To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors, ex-directors, employees or ex-employees of the Company or any subsidiary of the Company or the dependants or connections of such persons, and to grant pensions and allowances upon such terms and in such manner as the Company’s board of directors think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company’s board of directors may think advisable.

3.25
To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company, its holding company or any of its or their respective subsidiaries, to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding a salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company, its holding company or any of its or their respective subsidiaries and to formulate and carry into effect any scheme for sharing the profits of the Company, its holding company or any of its or their respective subsidiaries with its employees and/or the employees of any of its subsidiaries.

3.26
To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

3.27
To obtain any Act of the Oireachtas or provisional order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.28
To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

3.29
To undertake and execute the office of trustee and nominee for the purpose of holding and dealing with any property of any kind for or on behalf of any person or company; to act as trustee, nominee, agent, executor, administrator, registrar, secretary, committee or attorney generally for any purpose and either solely or with others for any person or company; to vest any property in any person or company with or without any declared trust in favour of the Company.

3.30	To pay all costs, charges, fees and expenses incurred or sustained in or about the promotion, establishment, formation and registration of the Company.

3.31
To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with any person or company.

3.32	To distribute the property of the Company in specie among the members or, if there is only one, to the sole member of the Company.

3.33	To do all such other things as the Company’s board of directors may think incidental or conducive to the attainment of the above objects or any of them.

NOTE: it is hereby declared that in this memorandum of association:

a)
the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and

b)
the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns; and

c)
the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and

d)
a word or expression used in this memorandum of association which is not otherwise defined and which is also used in the Companies Act 2014 shall have the same meaning here, as it has in the Companies Act 2014; and

e)
any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and

f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders; and

g)
it is intended that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.

4.	The liability of the members is limited.

5.
The authorised share capital of the Company is US$100,010,000 divided into 800,000,000,000 ordinary shares with a nominal value of US$0.0001 each, 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and 100,000,000 class A preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each.

6.
The shares forming the capital may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

CARBON REVOLUTION PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

(as amended by Special Resolution dated ● 2023)

Interpretation and general

1.
Sections 83, 84, 117(9) and 165(2) to (6) of the Act shall apply to the Company but, subject to that, the provisions set out in these Articles shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1007(2) of the Act shall apply to the Company.

2.	In these Articles:

2.1	“Accrual Period” means with respect to each Class A Preferred Share, the period commencing on its date of issuance and ending the date of the redemption of such Class A Preferred Share;

2.2	“Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

2.3	“Acting in Concert” has the meaning given to it in Rule 2.1(a) and Rule 3.3 of Part A of the Takeover Rules;

2.4	“Adjourned Meeting” has the meaning given in Article 122.1;

2.5	“Adoption Date” means the effective date of adoption of these Articles;

2.6	“Affiliate” has the meaning given in Article 249;

2.7	“Agent” has the meaning given in Article 19.3;

2.8	“Approved Nominee” means a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;

2.9	“Article” means an article of these Articles;

2.10	“Articles” means these articles of association as from time to time and for the time being in force;

2.11	“AU$” means Australian dollars;

2.12	“Auditors” means the auditors for the time being of the Company;

2.13	“Available Profits” means the profits available for distribution within the meaning of section 117 and Chapter 6 of Part 17 of the Act;

2.14	“Board” means the board of Directors of the Company;

2.15
“Business Day” means a day except a Saturday, Sunday or a legal holiday on which banks in New York, New York, United States of America or Dublin, Ireland are authorised or obligated by applicable law to close;

2.16	“Chairperson” means the person occupying the position of Chairperson of the Board from time to time;

2.17
“Change of Control Transaction” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity or any other corporate reorganisation, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganisation, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganisation; or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power;

2.18	“Chief Executive Officer” shall include any equivalent office;

2.19	“Class A Preferred Directors” has the meaning given in Article 163;

2.20	“Class A Preferred Dividend Rate” means an annual rate of twelve percent (12%):

2.21	“Class A Preferred Dividends” has the meaning given in Article 13;

2.22
“Class A Preferred Members” means the holders from time to time of Class A Preferred Shares (including Class A Preferred PIK Shares), provided that, to the extent a Class A Preferred Member holds other equity interests in the Company, then such member will be treated as a Class A Preferred Member only with respect to the Class A Preferred Shares held thereby;

2.23	“Class A Preferred Majority” means, at the relevant date of determination, the Class A Preferred Members holding of a majority of the Class A Preferred Shares in issue on that date;

2.24	“Class A Preferred Optional Redemption Date” has the meaning given in Article 16;

2.25
“Class A Preferred Payment Date” means a date that is no later than three (3) Business Days following each of March 31, June 30, September 30 and December 31, as applicable, of each year following the Initial Closing Date;

2.26	“Class A Preferred PIK Distribution” has the meaning given in Article 13;

2.27	“Class A Preferred PIK Shares” has the meaning given in Article 13;

2.28	“Class A Preferred Redemption Notice” has the meaning given in Article 16;

2.29	“Class A Preferred Share Return Dispute Notice” has the meaning given in Article 16;

2.30	“Class A Preferred Share Amount” means:

(a)
with respect to the Class A Preferred Shares issued (x) on the Initial Closing, and (y) on a Reserve Release Closing (in the case of (y), paid-up from the Reserve Account) (the “Initial and Released Class A Preferred Shares”),

(i)
in the period, from the Initial Closing Date until the date of disbursement of the Reserve Funds (plus accrued interest thereon) then remaining in the Reserve Account to the holders of Class A Preferred Shares upon the exercise of the Draw Right following an OIC Reserve Recovery Event, an amount per Class A Preferred Share equal to the quotient obtained by dividing (A) US$70,000,000 by (B) the number of Initial and Released Class A Preferred Shares in issue from time to time;

(ii)
in the period following the disbursement of the Reserve Funds (plus accrued interest thereon) then remaining in the Reserve Account to the holders of Class A Preferred Shares upon the exercise of the Draw Right following an OIC Reserve Recovery Event (the principal amount of such Reserve Funds, excluding accrued interest thereon, being the “OIC Reserve Recovery Amount”), an amount per Class A Preferred Share equal to the quotient obtained by dividing (A) US$70,000,000 less the OIC Reserve Recovery Amount by (B) the number of Initial and Released Class A Preferred Shares in issue from time to time;

(b)	with respect to the Class A Preferred Share issued on a Subsequent Closing, US$100,000 per share; and

(c)	with respect to the Class A Preferred PIK Shares, US$100,000 per share,

as adjusted if and to the extent that the number of issued and outstanding Class A Preferred Shares increases or decreases as a result of any future share splits, share combinations, share distributions or similar transactions with respect to the Class A Preferred Shares only;

2.31	“Class A Preferred Share Return” means:

(a)
with respect to the Initial and Released Class A Shares, an amount of cash distributions and/or redemption payments made pursuant to these Articles sufficient to cause the holders of such Class A Preferred Shares, to receive, in aggregate the sum of:

(i)	the greater of (A) a MOIC of one and three quarters (1.75) or (B) a twelve percent (12%) IRR with respect to US$70,000,000 less the OIC Reserve Recovery Amount, if any; plus

(ii)	a MOIC of one and one quarter (1.25) with respect to the OIC Reserve Recovery Amount),

which shall be allocated pro rata amongst the Initial and Released Class A Preferred Shares;

(b)
with respect to each Class A Preferred Share issued on a Subsequent Closing, the greater of (A) a MOIC of one and three quarters (1.75) or (B) a twelve percent (12%) IRR with respect to the Class A Preferred Share Amount attributable thereto; and

(c)
with respect to each Class A Preferred PIK Share issued, the Class A Preferred Share Amount attributable thereto, plus any accrued but unpaid dividends thereon, provided, however, that if the Class A Preferred Share by reference to which a Class A Preferred PIK Share was issued, is redeemed, such Class A PIK Preferred Share shall also be deemed to be redeemed for no additional consideration;

2.32	“Class A Preferred Shares” means the class A preferred shares with a nominal value of US$0.0001 each in the capital of the Company;

2.33
“Clear Days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and excluding the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect;

2.34	“committee” has the meaning given in Article 197;

2.35	“Company” means the company whose name appears in the heading to these Articles;

2.36	“Company Secretary” means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary;

2.37	“Concert Party” means, in relation to any person, a party who is deemed or presumed to be Acting in Concert with that person for the purposes of the Takeover Rules;

2.38	“contested election” has the meaning given in Article 167;

2.39	“Deferred Shares” means the Deferred Ordinary Shares with a nominal value of €1.00 each in the capital of the Company;

2.40	“Designated Valuation Firm” means an independent valuation expert;

2.41	“Designated Valuation Firm Cost Allocations” has the meaning given in Article 16;

2.42	“Directors” means the directors for the time being of the Company or any of them acting as the Board;

2.43	“Director’s Certified Email Address” has the meaning given in Article 200.3;

2.44	“disponee” has the meaning given in Article 53.1;

2.45	“Draw Right” has the meaning given in the Securities Purchase Agreement;

2.46	“Early Company Call Option Election” has the meaning given in Article 16;

2.47	“elected by a plurality” has the meaning given in Article 167;

2.48
“electronic communication” has the meaning given to that word in the Electronic Commerce Act 2000 and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board);

2.49	“EUR” or “€” means euro;

2.50
“Exchange” means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading;

2.51	“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended;

2.52	“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Company;

2.53	“Group” means the Company and its subsidiaries from time to time and for the time being;

2.54	“Independent Directors” has the meaning given in Article 249;

2.55	“Initial Closing” has the meaning given in the Securities Purchase Agreement;

2.56	“Initial Closing Date” has the meaning given in the Securities Purchase Agreement;

2.57	“Interested Person” has the meaning given in Article249;

2.58
“IRR” means, with respect to a Class A Preferred Member in respect of any Class A Preferred Share held by such Class A Preferred Member as of any applicable time of determination, the actual annual pre-tax rate of return as to the applicable person (but computed after all taxes imposed on the Company and its subsidiaries), accruing daily and compounded quarterly, on the Class A Preferred Share Amount referable to such Class A Preferred Share since the date on which the Company issued such Class A Preferred Share provided, however, that, for the purpose of calculating the IRR on the Initial and Released Class A Preferred Shares, all such shares shall be deemed to have been issued on the Initial Closing Date and all cash dividends and redemption payments received by the holders thereof, shall be deemed to have been received pro rata by all such holders.  Calculation of IRR shall take into account only cash dividends and redemption payments received by such Class A Preferred Member and such Class A Preferred Member’s successor(s) in interest with respect to such Class A Preferred Shares in accordance with the provisions of these Articles (including, for the avoidance of doubt, all cash dividends and redemption payments in respect of any Class A Preferred PIK Share issued by reference to such Class A Preferred Share).  In calculating IRR (i) all applicable cash dividends and redemption payments shall be considered to have been made on the date actually paid and (ii) IRR shall be calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating IRR proposed by the Company and acceptable to the Majority Class A Preferred Holder);

2.59	“Mandatory Class A Redemption Date” has the meaning given in Article 17;

2.60	“Mandatory Class A Redemption Event” has the meaning given in Article 17;

2.61
“member” means, in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares and shall include a member’s personal representatives in consequence of his or her death or bankruptcy;

2.62	“Memorandum” means the memorandum of association of the Company;

2.63
“MOIC” means with respect to a Class A Preferred Member in respect of any Class A Preferred Share held by such Class A Preferred Member as of any time of determination, the number obtained by dividing (i) the cumulative amount of cash distributions or redemption payments that such Class A Preferred Member and such Class A Preferred Member’s predecessors in interest have received in respect of such Class A Preferred Share in accordance with the provisions of these Articles (including, for the avoidance of doubt, all cash dividends and redemption payments in respect of any Class A Preferred PIK Share issued by reference to such Class A Preferred Share); by (ii) the Class A Preferred Share Amount referable to such Class A Preferred Share, provided, however, that, for the purpose of calculating the MOIC on the Initial and Released Class A Preferred Shares, all cash dividends and redemption payments received by the holders thereof, shall be deemed to have been received pro rata by all such holders.

2.64	“Order” has the meaning given in the Securities Purchase Agreement;

2.65	“Office” means the registered office for the time being of the Company;

2.66	“OIC Reserve Recovery Event” has the meaning given in the Securities Purchase Agreement;

2.67	“Ordinary Shares” means the Ordinary Shares with a nominal value of US$0.0001 each in the capital of the Company;

2.68	“Permitted Conflict” has the meaning given in Article 212;

2.69	“Preferred Shares” means the Preferred Shares with a nominal value of US$0.0001 each in the capital of the Company (which, for the avoidance of doubt, do not include the Class A Preferred Shares);

2.70	“Proceedings” has the meaning given in Article 264;

2.71	“Redeemable Shares” means redeemable shares as defined by section 64 of the Act;

2.72	“Re-designation Event” means;

(a)	the transfer of Restricted Voting Ordinary Shares from a Restricted Shareholder to a Shareholder or other person who is not a Restricted Shareholder;

(b)
an event whereby a Restricted Shareholder ceases to be restricted from holding securities conferring voting rights in the Company without a Takeover Rules Event occurring by virtue of Rule 9 of the Takeover Rules, except in these circumstances the number of Restricted Voting Ordinary Shares which shall be re-designated as Ordinary Shares shall be the maximum number of Restricted Voting Ordinary Shares that can be re-designated without the former Restricted Shareholder becoming or remaining a Restricted Shareholder on the Re-designation Event; or

(c)
a Restricted Shareholder of the Company undertaking a Takeover Rules Event and the Takeover Panel consenting to some or all of the Restricted Voting Ordinary Shares being re-designated as Ordinary Shares, in which case only those Restricted Voting Ordinary Shares the re-designation of which has been consented to by the Takeover Panel shall be re-designated as Ordinary Shares;

2.73	“Register” means the register of members of the Company to be kept as required by the Act;

2.74	“Reserve Account” has the meaning given in the Securities Purchase Agreement;

2.75	“Reserve Funds” has the meaning given in the Securities Purchase Agreement;

2.76	“Reserve Release Closing” has the meaning given in the Securities Purchase Agreement;

2.77
“Restricted Shareholder” means a member of the Company or other person who is restricted from holding securities conferring voting rights in the Company without a Takeover Rules Event occurring by virtue of Rule 9 of the Takeover Rules or a member or person who would be so restricted but for the limitations on voting rights set out under Article 7, provided that where two or more persons are deemed or presumed (and such presumption has not been rebutted) to be Acting in Concert for the purpose of Rule 9 of the Takeover Rules, only the person who acquired the securities conferring voting rights which, but for the application of Article 7, would trigger the Takeover Rules Event shall be deemed to be a Restricted Shareholder in respect only of such number of those securities conferring voting rights which, but for the application of Article 7, would trigger the Takeover Rules Event;

2.78	“Restricted Voting Ordinary Shares” means

(d)	an interest in securities acquired by a Restricted Shareholder where the Restricted Shareholder has not elected for a Takeover Rules Event to occur; or

(e)
Ordinary Shares the subject of a notification by a Shareholder by at least 10 Business Days’ notice in writing to the Company that such Shareholder wishes for such Ordinary Shares to be designated as Restricted Voting Ordinary Shares;

2.79	“Rights” has the meaning given in Article 253;

2.80	“Rights Plan” has the meaning given in Article 252;

2.81	“SEC” means the U.S. Securities and Exchange Commission;

2.82	“securities conferring voting rights” shall be construed in accordance with the definitions of “security” and “interest in a security” in section 1 of the Irish Takeover Panel Act 1997;

2.83
“Securities Purchase Agreement” means that Securities Purchase Agreement by and among the Company, OIC Structured Equity Fund GPFA Range, LLC, OIC Structured Equity Fund I Range, LLC and solely for the purposes of certain provisions thereof, Carbon Revolution Operations PTY LTD.; dated as of 21 September 2023;

2.84	“Share Capital Reduction” has the meaning given in the Securities Purchase Agreement;

2.85	“Shareholder” means a holder of shares in the capital of the Company;

2.86
“Springing Rights Event” means (i) a failure by the Company to effect a Mandatory Class A Redemption Event on the Mandatory Class A Redemption Date, (ii) the undertaking by the Company or any of its subsidiaries of any Structured Voting Rights Matter without the prior written consent of a Class A Preferred Majority or (iii) a failure on the part of the Company to obtain the Share Capital Reduction Order within 60 days of the Initial Closing, (iv) comply with its obligations under section 5.10 (Further Share Capital Reductions) or (v) comply with its obligations under section 5.11 (Right of First Offer) of the Securities Purchase Agreement, whichever first occurs;

2.87	“Springing Rights Matters” means the matters listed in Schedule 2 of these Articles;

2.88	“Structured Voting Rights Matters” means the matters listed in Schedule 1 of these Articles;

2.89	“Subsequent Closing” has the meaning given in the Securities Purchase Agreement;

2.90	“subsidiary” has the meaning ascribed to it in section 7 of the Act;

2.91	“Takeover Panel” means the Irish Takeover Panel established under the Irish Takeover Panel Act 1997;

2.92	“Takeover Rules” means the Takeover Panel Act 1997, Takeover Rules 2022; and

2.93	“Takeover Rules Event” means either of the following events:

(a)	a Restricted Shareholder and/or its Concert Parties (if any) extending an offer to the holders of each class of equity shares of the Company in accordance with Rule 9 of the Takeover Rules; or

(b)	the Company obtaining approval of the Takeover Panel for a waiver of Rule 9 of the Takeover Rules in respect of a Restricted Shareholder or any of its Concert Parties (as applicable);

2.94	“United States of America”, “United States” and “U.S.” means the United States of America;

2.95	“US$” and “dollars” means United States dollars; and

2.96	“Warrant” has the meaning given in the Securities Purchase Agreement.

NOTE: it is hereby declared that in these Articles:

a)
the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and

b)
the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns; and

c)
the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and

d)	a word or expression used in the Articles which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act; and

e)
any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and

f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders.

AUTHORISED SHARE CAPITAL

3.
The authorised share capital of the Company is US$100,010,000 divided into 800,000,000,000 ordinary shares with a nominal value of US$0.0001 each 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and 100,000,000 class A preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.

RIGHTS ATTACHING TO THE ORDINARY SHARES

4.	The Ordinary Shares shall rank pari passu in all respects and shall:

4.1
subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairperson of the meeting to maintain order and security, include the right to attend any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

4.2	include the right to participate pro rata in all dividends declared by the Company; and

4.3	include the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

5.
The rights attaching to the Ordinary Shares are subject to the rights attaching to the Class A Preferred Shares and may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 9.

RESTRICTED VOTING ORDINARY SHARES

6.
If a Restricted Shareholder acquires securities conferring voting rights in the Company, unless the Restricted Shareholder elects to acquire such securities with a Takeover Rules Event occurring, the Ordinary Shares referable to such securities conferring voting rights in the Company shall be designated as Restricted Voting Ordinary Shares having the restrictions set out in Article 7 and any share certificates to be issued in respect of such Ordinary Shares shall bear a legend making reference to such shares as Restricted Voting Ordinary Shares. A Shareholder may also, by at least 10 Clear Days’ notice in writing to the Company or such shorter time as the Company may agree, request that the Company re-designate some or all of the Ordinary Shares that it holds as Restricted Voting Ordinary Shares.

7.	The following restrictions shall attach to Restricted Voting Ordinary Shares:

7.1	until a Re-designation Event occurs, the rights attaching to such shares shall be restricted as set out in this Article 7;

7.2	the Restricted Voting Ordinary Shares shall carry no rights to receive notice of or to attend or vote at any general meeting of the Company;

7.3	save as provided herein, the Restricted Voting Ordinary Shares shall rank pari passu at all times and in all respects with all other Ordinary Shares;

7.4
forthwith upon a Re-designation Event, each holder of Restricted Voting Ordinary Shares that are to be re-designated shall send to the Company the certificates, if any, in respect of the Restricted Voting Ordinary Shares held immediately prior to the Re-designation Event and thereupon, but subject to receipt of such certificates, the Company shall issue to such holders respectively replacement certificates for the Ordinary Shares without a legend making reference to the shares as Restricted Voting Ordinary Shares; and

7.5
re-designation of the Restricted Voting Ordinary Shares shall be effected by way of a deemed automatic re-designation of such shares as Ordinary Shares immediately upon and subject to a Re-designation Event, without the requirement of any approval by the Board or any shareholders of the Company.

8.	Any Restricted Voting Ordinary Shares in issue shall comprise a single class with any other Ordinary Shares in issue.

RIGHTS ATTACHING TO PREFERRED SHARES

9.
Subject to the provisions of these Articles, including Article 177, the Board is empowered to cause the Preferred Shares to be issued from time to time as shares of one or more series of Preferred Shares, and in the resolution or resolutions providing for the issue of Preferred Shares of each particular series, before issuance, the Board is expressly authorised to fix:

9.1
the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

9.2
the rate of dividends payable on shares of such series, if any, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of share capital;

9.3
the procedures for, and the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

9.4	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

9.5	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

9.6
the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

9.7
the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors in case of dividend arrears or other specified events, or upon other matters;

9.8
whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

9.9
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends, or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, any other class or classes of shares ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

9.10
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional shares (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation; and

9.11	such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.

10.
Subject to the provisions of these Articles, including Article 177, the Board is authorised to change the designations, rights, preferences and limitations of any series of Preferred Shares theretofore established, no shares of which have been issued.

11.
The rights conferred upon the member of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of any series of Preferred Shares in accordance with these Articles.

RIGHTS ATTACHING TO CLASS A PREFERRED SHARES

12.
Notice, Attendance and Voting Rights.  Subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of a general meeting, each Class A Preferred Members shall be entitled to receive notice of and attend, and to exercise a number of votes at any general meeting of the Company, calculated in accordance with the following formula:

X = [C*(A+B)-B]/(1-C)*(Y/Z)

Where:

“X” is the number of votes which the relevant Class A Preferred Member is entitled to exercise at the relevant general meeting;

“Y” is the total number of Class A Preferred Shares held by a Class A Preferred Member at the voting record date for the relevant general meeting;

“Z” is the aggregate number of Class A Preferred Shares held by all Class A Preferred Members at the voting record date for the relevant general meeting;

“A” is the total number of Ordinary Shares in issue at the voting record date for the relevant general meeting (excluding issued Ordinary Shares resulting from the exercise of the Warrant and held by a Class A Preferred Member);

“B” is the number of Ordinary Shares in issue at the voting record date for the relevant general meeting resulting from the exercise of the Warrant and held by a Class A Preferred Member; and

“C” is 0.1999.

13.
Class A Preferred Dividends.  During the Accrual Period, each Class A Preferred Member shall be entitled to receive from the Company, and the Company shall pay dividends on each Class A Preferred Payment Date and prior to any dividend or other distribution being paid or made with respect to any other class of share in the capital of the Company (whether pursuant to Article 82, Article 83 or otherwise), with respect to the Fiscal Quarter ended immediately prior to such Class A Preferred Payment Date, in an amount with respect to each Class A Preferred Share held by such Class A Preferred Member equal to the amount accrued during such Fiscal Quarter at the Class A Preferred Dividend Rate on the Class A Preferred Share Amount of each Class A Preferred Share during such Fiscal Quarter (the “Class A Preferred Dividends”) as follows:

13.1
Class A Preferred Dividends will be cumulative and will accrue daily during the Accrual Period at the Class A Preferred Dividend Rate from the date of issuance of a Class A Preferred Share, prorated for partial Fiscal Quarters during the Accrual Period.

13.2
The Class A Preferred Dividends may be paid or satisfied, at the Company’s discretion, as follows (i) by payment in cash on the Class A Preferred Payment Date (or, if such Class A Preferred Payment Date is not a Business Day, the first Business Day thereafter); and/or (ii) by issuing on the Class A Preferred Payment Date (or, if such Class A Preferred Payment Date is not a Business Day, the first Business Day thereafter), additional Class A Preferred Shares to the Class A Preferred Members calculated in accordance with the provisions of Articles 13.4 and 13.5, below (each dividend obligation, or part thereof, which is satisfied by the issue of additional Class A Preferred Shares to the Class A Preferred Members, as opposed to cash, being a “Class A Preferred PIK Distribution” and such Class A Preferred Shares so issued, being “Class A Preferred PIK Shares”).

13.3
Notwithstanding the provisions of Article 13.2, to the extent that the Company does not have sufficient Available Profits to pay Class A Preferred Dividends in cash on a Class A Preferred Dividend Payment Date, Class A Preferred Dividends payable on that Class A Preferred Dividend Date shall be satisfied by making a Class A Preferred PIK Distribution.

13.4
The number of Class A Preferred PIK Shares to be issued on a Class A Preferred PIK Distribution shall be determined by dividing: (i) the relevant amount of Class A Preferred Dividends to be satisfied by the issue of Class A Preferred PIK Shares; by (ii) the Class A Preferred Share Amount, and rounding up the quotient.  No fractional shares shall be issued on a Class A Preferred PIK Distribution.

13.5
Class A Preferred PIK Shares may be paid up out of Available Profits or, in the event the Company has insufficient Available Profits, Class A Preferred PIK Shares may be issued as bonus shares fully paid-up to at least their nominal value.  For the purpose of calculating any amount of Class A Preferred Dividends or Class A Preferred Share Return referable to a Class A Preferred PIK Share, each Class A Preferred PIK Share shall, on issue, be deemed to have been paid-up to the Class A Preferred Share Amount on the relevant Class A Preferred Payment Date (or, if such Class A Preferred Payment Date is not a Business Day, the first Business Day thereafter).

13.6
Save with the prior written consent of a Class A Preferred Majority: (a) the Company may only issue Class A Preferred PIK Shares as expressly provided in this Article 13 and only in connection with the required quarterly dividends thereunder; and (b) the Company shall not issue any Class A Preferred PIK Shares (or any other Class A Preferred Shares) in connection with any other distribution made in respect of Class A Preferred Shares.

14.
Priority Distributions:  No distributions of cash or non-cash property shall be made with respect to any shares in the capital of the Company prior to the Class A Preferred Members having received the Class A Preferred Share Return with respect to all Class A Preferred Shares as contemplated in Articles 16, 17 and 18, below.

15.
Liquidation Preference.  On a return of capital on liquidation, a capital reduction or otherwise, the assets of the Company remaining after the payment of its liabilities which are available for distribution to its members, shall first be applied in paying to the Class A Preferred Members prior, and in preference, to the members holding any other class of shares in the capital of the Company, by reason of their ownership of such shares, with equal priority among the Class A Preferred Members, an amount in respect of the Class A Preferred Shares, in cash, until each Class A Preferred Member receives payment in respect of each Class A Preferred Share held by that member equal to the applicable Class A Preferred Share Return with respect to such Class A Preferred Share, provided that, if, upon such return of capital, the assets of the Company available for distribution among the members shall be insufficient to permit payment to the Class A Preferred Members of an amount in cash such that each Class A Preferred Member receives payment in respect of each Class A Preferred Share held by that member at the applicable Class A Preferred Share Return with respect to each Class A Preferred Share, then all of the assets of the Company available for distribution among the members shall be distributed to the Class A Preferred Members on a pro rata basis, such that each Class A Preferred Member receives that portion of the assets available for distribution as the proportion that the aggregate amount required to provide that Class A Preferred Member with the applicable Class A Preferred Share Return on all Class A Preferred Shares held by that member bears to the aggregate amount required to provide all Class A Preferred Members with the applicable Class A Preferred Share Return on all Class A Preferred Shares held by all such members.  The provisions of this Article 15 shall apply mutatis mutandis to the proceeds of a sale on a Change of Control Transaction, which shall be paid to the Class A Preferred Members as consideration for their Class A Preferred Shares in priority to any payment to the members holding any other class of shares in the capital of the Company as if the proceeds of such Change of Control Transaction constituted the assets of the Company available for distribution to the Company’s members.

16.	Redemption of Class A Preferred Shares at the Election of the Company

16.1
Prior to the fifth anniversary of the Initial Closing Date, the Company may, upon prior written notice (a “Class A Preferred Redemption Notice”) to each applicable Class A Preferred Member, redeem all or any portion of the issued Class A Preferred Shares at its election, in each case, upon payment in full of the Class A Preferred Share Return of such Class A Preferred Shares, as of the applicable Class A Preferred Optional Redemption Date, for each Class A Preferred Share redeemed (an “Early Company Call Option Election”).  The Class A Preferred Redemption Notice shall specify the number of Class A Preferred Shares that will be redeemed, the date on which the Class A Preferred Shares will be redeemed pursuant to this Article 16 (which date must be a Business Day and shall be no earlier than thirty (30) days and no later than forty five (45) days, in each case, following delivery of the Class A Preferred Redemption Notice) (the “Class A Preferred Optional Redemption Date”), and the Class A Preferred Share Return as of the Class A Preferred Optional Redemption Date with respect to each Class A Preferred Share that the Company will redeem, including details and reasonable supporting documentation with respect to such calculation.

16.2
At any time prior to the Class A Preferred Optional Redemption Date, a Class A Preferred Majority shall have the right to provide notice to the Company of any disagreement regarding the calculation of the Class A Preferred Share Return as of the Class A Preferred Optional Redemption Date (a “Class A Preferred Share Return Dispute Notice”), which Class A Preferred Share Return Dispute Notice shall include such Class A Preferred Majority’s calculation of the Class A Preferred Share Return and reasonable supporting documentation regarding the same.

16.3
Following receipt of any such Class A Preferred Share Return Dispute Notice by the Company, the Class A Preferred Majority that provided the Class A Preferred Share Return Dispute Notice and the Company shall negotiate in good faith to reach agreement regarding the amount of such Class A Preferred Share Return.

16.4
If the Company and the Class A Preferred Majority that provided the Class A Preferred Share Return Dispute Notice are unable to resolve all such disputed items within ten (10) Business Days following the Company’s receipt of the Class A Preferred Share Return Dispute Notice, then all items that have not been resolved on a mutually agreeable basis shall be submitted to a Designated Valuation Firm mutually acceptable to the Company and such Class A Preferred Majority for resolution and such Designated Valuation Firm shall be instructed to issue its determination within ten (10) Business Days after the submission of such dispute; provided, however, that if the Company and such Class A Preferred Majority are unable to agree on a Designated Valuation Firm within five (5) Business Days, the Designated Valuation Firm shall be designated by the Independent Directors.  The determination by such Designated Valuation Firm shall be binding on the Company and all Class A Preferred Members.  All costs and expenses relating to the work performed by the Designated Valuation Firm shall be borne by the Class A Preferred Members and the Company based on the inverse of the percentage that the Designated Valuation Firm’s determination bears to the total amount of the total items in dispute as originally submitted to the Designated Valuation Firm, which proportionate allocations shall also be determined by the Designated Valuation Firm at the time it renders its determination on the merits of the matters in dispute (such pro rata allocations of costs and expenses of the Designated Valuation Firm, the “Designated Valuation Firm Cost Allocations”).

16.5
If, all such disputed items have not been resolved as of the Class A Preferred Optional Redemption Date, the consummation of such redemption shall be deemed to be tolled until such dispute has been resolved and the Class A Preferred Share Return shall continue to accrue during such period until the date on which the Company pays such amount; provided, however, that if such redemption is initially contemplated to concur at the closing of a Change of Control Transaction then the Company may close such Change of Control Transaction and put an amount in escrow equal to the Class A Preferred Share Return amount proposed by the Class A Preferred Majority that provided the Class A Preferred Share Return Dispute Notice (taking into account the tolling and continued accrual of the Class A Preferred Share Return during the pendency of such dispute), with such amount to be released by such Class A Preferred Majority and the Company jointly, or in accordance with the determination of the Designated Valuation Firm, upon resolution of such dispute, to the Class A Preferred Members and/or the Company in accordance with the final resolution of such dispute.

16.6
On the Class A Preferred Optional Redemption Date (or such later date as contemplated in the immediately preceding sentence), the Company shall pay in cash to each Class A Preferred Member the applicable Class A Preferred Share Return with respect to each such Class A Preferred Share redeemed.  Any such Redemption by the Company of Class A Preferred Shares shall be pro rata as among the Class A Preferred Members in respect of the Class A Preferred Shares that are so redeemed as set forth in the applicable Class A Preferred Redemption Notice.  Upon payment in full and in cash of the Class A Preferred Share Return with respect to each redeemed Class A Preferred Share, such redeemed Class A Preferred Share will cease to be outstanding.

17.	Mandatory Redemption of Class A Preferred Shares

17.1
The Company shall redeem all, but not less than all, of the outstanding Class A Preferred Shares upon the fifth anniversary of the Initial Closing Date (a “Mandatory Class A Redemption Event”) to the extent all of the Class A Preferred Shares have not already been redeemed as of such time.  The Company shall effect such redemption by paying, by wire transfer of immediately available funds, to each Class A Preferred member in respect of each Class A Preferred Share held by such member an amount in cash equal to the Class A Preferred Share Return with respect to such Class A Preferred Share on the date when such Mandatory Class A Redemption Event occurs unless it occurs on a date that is not a Business Day in which case such redemption shall occur on the next Business Day (the date on which the Company is required to effect such redemption, the “Mandatory Class A Redemption Date”); provided that the Company shall provide copies of final documentation in connection therewith, which shall include details and reasonable supporting documentation of the Company’s calculation of the Class A Preferred Share Return as of the Mandatory Class A Redemption Date.  Upon the payment of the applicable Class A Preferred Share Return with respect to each Class A Preferred Share pursuant to this Article 17 in full and in cash, the Class A Preferred Shares will cease to be outstanding; provided, however, that if there is any disagreement between the Company and a Class A Preferred Majority regarding the amount of the Class A Preferred Share Return as of the Mandatory Class A Redemption Date, such Class A Preferred Majority and the Company shall negotiate in good faith to reach agreement regarding the amount of the Class A Preferred Share Return and, in any event, the Class A Preferred Shares shall not be deemed to have been redeemed until the amount of the Class A Preferred Share Return (which shall continue to accrue during the pendency of such dispute) has been finally determined (either as agreed by such Class A Preferred Majority and the Company or otherwise by submitting the dispute to a Designated Valuation Firm ) and paid in full and in cash to the Class A Preferred Members; provided, however, that if such Redemption is initially contemplated to concur at the closing of a Change of Control Transaction then the Company may close such Change of Control Transaction and put an amount in escrow equal to the amount of the Class A Preferred Share Return proposed by a Class A Preferred Majority (taking into account the tolling and continued accrual of the Class A Preferred Share Return during the pendency of such dispute), with such amount to be released by such Class A Preferred Majority and the Company jointly, or in accordance with the determination of a Designated Valuation Firm, upon resolution of such dispute, to the Class A Preferred Members and/or the Company in accordance with the final resolution of such dispute.

17.2
If such a dispute has been submitted to a Designated Valuation Firm, the Designated Valuation Firm shall be instructed to issue its determination within ten (10) Business Days after the submission of such dispute; provided, however, that if the Company and a Class A Preferred Majority are unable to agree on a Designated Valuation Firm within five (5) Business Days, the Designated Valuation Firm shall be designated by the Independent Directors.

17.3
The determination by such Designated Valuation Firm shall be binding on the Company and all Class A Preferred Members.  All costs and expenses relating to the work performed by the Designated Valuation Firm shall be borne by the Class A Preferred Members  and the Company based on the Designated Valuation Firm Cost Allocations.

17.4
On the Mandatory Class A Redemption Date (or such later date as contemplated in the immediately preceding sentence), the Company shall pay in cash to each Class A Preferred Member the applicable Class A Preferred Share Return with respect to each such Class A Preferred Share redeemed.  Upon payment in full and in cash of the Class A Preferred Share Return with respect to each redeemed Class A Preferred Share, such redeemed Class A Preferred Share will cease to be outstanding.

18.
Deemed Redemption of Class A Preferred Shares Deemed Redemption.  Notwithstanding anything contained herein to the contrary: (i) a Class A Preferred Share shall be deemed redeemed upon the applicable Class A Preferred Member holding the same receiving payments pursuant to these Articles in respect of such Class A Preferred Share in cash in an aggregate amount equal to the applicable Class A Preferred Share Return with respect to such Class A Preferred Share; and (ii) upon the redemption of any Class A Preferred Share in full in cash for the applicable Class A Preferred Share Return, such Class A Preferred Share shall cease to be issued.

RIGHTS ATTACHING TO DEFERRED SHARES

19.	The Deferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 19:

19.1	the Deferred Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;

19.2
the Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares; and

19.3
any Director (the “Agent”) is appointed the attorney of the holder of a Deferred Share, with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or surrender and/or other documents in the Agent’s discretion in relation to the Deferred Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or surrender and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the surrender of the Deferred Shares, the purchase by the Company of the Deferred Shares for nil consideration or such other consideration as the Board may determine and to vest the said Deferred Shares in the Company.

20.
Without prejudice to any special rights conferred on the members of any existing shares or class of shares but subject to the provisions of the Act and these Articles, including Article 177, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

ALLOTMENT AND ACQUISITION OF SHARES

21.	The following provisions shall apply:

21.1
Subject to the provisions of these Articles including Article 177, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

21.2
Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of these Articles, but subject to the provisions of Article 177, and subject to any requirement to obtain the approval of the members under any laws, regulations or the rules of any Exchange, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.

21.3
Subject to the provisions of these Articles, including Article 177, the Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act.  The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the Adoption Date.  The authority hereby conferred shall expire on the date which is five (5) years after the Adoption Date unless and to the extent that such authority is renewed, revoked or extended prior to such date.  The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

21.4
Subject to the provisions of these Articles, including Article 177, the Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 21.3 as if section 1022(1) of the Act did not apply to any such allotment.  The authority conferred by this Article 21.4 shall expire on the date which is five (5) years after the Adoption Date, unless previously renewed, varied or revoked; provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 21.4 had not expired.

21.5	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act) to the extent permitted by the Act.

21.6
Unless otherwise determined by the Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Act, any Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).

21.7
Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Directors. Such certificates may be under seal. All certificates for shares in the capital of the Company shall be consecutively numbered or otherwise identified and shall specify the shares in the capital of the Company to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares in the capital of the Company shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a share or shares in the capital of the Company held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Directors may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

22.	The Company:

22.1	may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company where permitted by sections 82 and 1043 of the Act, and

22.2	is authorised, for the purposes of section 105(4)(a) of the Act, but subject to section 1073 of the Act, to acquire its own shares.

23.
Subject to the provisions of these Articles, including Article 177, the Directors (and any committee established under Article 196 and so authorised by the Directors and any person so authorised by the Directors or such committee) may:

23.1	allot, issue, grant options over and otherwise dispose of shares in the Company; and

23.2	exercise the Company’s powers under Article 21,

on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act and these Articles.

24.
Unless the Board determines otherwise, any share in the capital of the Company shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any person (who may or may not be a member) pursuant to which the Company acquires or will acquire a share in the capital of the Company, or an interest in shares in the capital of the Company, from the relevant person, save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such shares by the Company, save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share in the capital of the Company a Redeemable Share.

VARIATION OF CLASS RIGHTS

25.
Without prejudice to the authority conferred on the Directors pursuant to Article 9 to issue Preferred Shares in the capital of the Company, where the shares in the Company are divided into different classes, the rights attaching to a class of shares may only be varied or abrogated if (a) the holders of 75% in nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.  The quorum at any such separate general meeting, other than an Adjourned Meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an Adjourned Meeting shall be one person holding or representing by proxy shares of the class in question or that person’s proxy.  The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

26.
The issue, redemption or purchase of the Class A Preferred Shares shall not constitute a variation of rights of the holders of Preferred Shares, any class or series of Preferred Shares or the Ordinary Shares.

27.	The issue, redemption or purchase of any of the Preferred Shares or any class or series of Preferred Shares shall not constitute a variation of the rights of the holders of Ordinary Shares.

28.
The issue, redemption or purchase of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class of Preferred Shares.

29.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

TRUSTS NOT RECOGNISED

30.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the member. This shall not preclude (i) the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company, or (ii) the Directors, where they consider it appropriate, providing the information given to the members of shares to the holders of depositary instruments in such shares.

CALLS ON SHARES

31.
The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their shares in the Company (whether on account of the nominal value of the shares or by way of premium), provided that in the case where the conditions of allotment or issuance of shares provide for the payment of consideration in respect of such shares at fixed times, the Directors shall only make calls in accordance with such conditions.

32.
Each member shall (subject to receiving at least thirty days’ notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the shares) pay to the Company, at the time or times and place so specified, the amount called on the shares.

33.	A call may be revoked or postponed, as the Directors may determine.

34.
Subject to the conditions of allotment or issuance of the shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.

35.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

36.
If the consideration called in respect of a share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

37.
Any consideration which, by the terms of issue of a share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the share or by way of premium) shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.

38.	The Directors may, on the issue of shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.

39.	The Directors may, if they think fit:

(a)	receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any shares held by him or her; and/or

(b)
pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.

40.	The Company may:

(a)	acting by its Directors, make arrangements on the issue of shares for a difference between the members in the amounts and times of payment of calls on their shares;

(b)	acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up;

(c)	acting by its Directors and subject to the Act, pay a dividend in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)
by special resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.

LIEN

41.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all consideration (whether immediately payable or not) called, or payable at a fixed time, in respect of that share.

42.	The Directors may at any time declare any share in the Company to be wholly or in part exempt from Article 41.

43.	The Company’s lien on a share shall extend to all dividends payable on it.

44.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless (i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:

44.1
a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder of the share for the time being, or the person entitled thereto by reason of his or her death or bankruptcy; and

44.2	a period of 14 days after the date of giving of that notice has expired.

45.	The following provisions apply in relation to a sale referred to in Article 44:

45.1	to give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser of them;

45.2	the purchaser shall be registered as the holder of the shares comprised in any such transfer;

45.3
the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; and

45.4
the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

FORFEITURE

46.
If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

47.	The notice referred to in Article 46 shall:

47.1	specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

47.2	state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.

48.
If the requirements of the notice referred to in Article 47 are not complied with, any share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect.

49.
On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in the capital of the Company in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

50.
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

51.
A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the shares, but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the shares.

52.
A statement in writing that the maker of the statement is a Director or the Company Secretary, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

53.	The following provisions apply in relation to a sale or other disposition of a share referred to in Article 50:

53.1
the Company may receive the consideration, if any, given for the share on the sale or other disposition of it and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of (the “disponee”);

53.2	upon such execution, the disponee shall be registered as the holder of the share; and

53.3
the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

54.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share in the capital of the Company, becomes payable at a fixed time, whether on account of the nominal value of the share in the capital of the Company or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

55.
The Directors may accept the surrender of any share in the capital of the Company which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share in the capital of the Company shall be treated as if it has been forfeited.

VARIATION OF COMPANY CAPITAL

56.
Subject to the provisions of these Articles, including Article 177, the Company may, by ordinary resolution and in accordance with section 83 of the Act, do any one or more of the following, from time to time:

56.1	consolidate and divide all or any of its classes of shares into shares of a larger nominal value than its existing shares;

56.2
subdivide its classes of shares, or any of them, into shares of a smaller nominal value, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

56.3	increase the nominal value of any of its shares by the addition to them of any un-denominated capital;

56.4
reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to un-denominated capital, other than the share premium account;

56.5
without prejudice or limitation to Articles 96 to 101 and the powers conferred on the Directors thereby, convert any un-denominated capital into shares for allotment as bonus shares to holders of existing shares;

56.6	increase its share capital by new shares of such amount as it thinks expedient; or

56.7
cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

57.	Subject to the provisions of these Articles, the Company may:

57.1
without prejudice to Article 24, by special resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of these Articles, convert any of its shares into Redeemable Shares; or

57.2
by special resolution, and subject to the provisions of the Act (or as otherwise required or permitted by applicable law) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

REDUCTION OF COMPANY CAPITAL

58.
Subject to the provisions of these Articles, including Articles 15 and 177, the Company may, in accordance with the provisions of sections 84 to 87 of the Act, reduce its company capital in any way it thinks expedient and, without prejudice to the generality of the foregoing, may thereby:

58.1	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

58.2	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or

58.3	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.

Unless the special resolution provides otherwise, a reserve arising from the reduction of company capital is to be treated for all purposes as a realised profit in accordance with section 117(9) of the Act. Nothing in this Article 58 shall, however, prejudice or limit the Company’s ability to perform or engage in any of the actions described in section 83(1) of the Act by way of ordinary resolution only.

TRANSFER OF SHARES

59.
Subject to the Act and to the provisions of these Articles as may be applicable, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

60.
The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

61.
Save in the case of a transfer of Class A Preferred Shares, the instrument of transfer of any share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company.  Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or, other than in the case of a transfer of Class A Preferred Shares, the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act.  The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

62.
Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

63.
The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

64.
The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

64.1
the instrument of transfer is not duly stamped, if required, and lodged at the Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

64.2	the instrument of transfer is in respect of more than one class of share;

64.3	the instrument of transfer is in favour of more than four persons jointly;

64.4
it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

64.5	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

65.
Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under Article 64, Article 88, Article 95 and Article 97.

66.	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

67.
No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

68.
In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares.

69.	Nothing in Article 68 shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.

70.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject to Article 71, elect either: (a) to be registered himself or herself as holder of the share; or (b) to have some person nominated by him or her (being a person who consents to being so registered) registered as the transferee thereof.

71.
The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.

72.
If the person becoming entitled as mentioned in Article 70: (a) elects to be registered himself or herself, the person shall furnish to the Company a notice in writing signed by him or her stating that he or she so elects; or (b) elects to have another person registered, the person shall testify his or her election by executing to that other person a transfer of the share.

73.
All the limitations, restrictions and provisions of Articles 68 to 72 shall be applicable to a notice or transfer referred to in Article 72 as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by that member.

74.
Subject to Article 75 and Article 76, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share.

75.
A person referred to in Article 74 shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

76.
The Directors may at any time serve a notice on any such person requiring the person to make the election provided for by Article 70 and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in Article 72 is appropriate) within ninety days after the date of service of the notice, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

77.
The Company may charge a fee not exceeding €10 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.

78.
The Directors may determine such procedures as they shall think fit regarding the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.

CLOSING REGISTER OR FIXING RECORD DATE

79.
For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of, or to vote at, a meeting of members, such Register shall, subject to applicable law and Exchange rules, be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

80.
In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law and Exchange rules, be more than sixty days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law and Exchange rules, be more than sixty days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

81.
If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the Adjourned Meeting, if they think fit.

DIVIDENDS

82.
Subject to the provisions of these Articles, including Articles 13, 14 and 177, the Company in a general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.  Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution.

83.	Subject to the provisions of these Articles, including Articles 13, 14 and 177, the Directors may from time to time:

83.1
pay to the members such dividends (whether as either interim dividends or final dividends) as appear to the Directors to be justified by the profits of the Company, subject to section 117 and Chapter 6 of Part 17 of the Act;

83.2
before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or invested in such investments as the Directors may lawfully determine; and

83.3	without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.

84.	Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.

85.
Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.

86.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (and to the rights of the Company under Articles 41 to 45 and Article 88) all dividends shall be declared and paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares.

87.	If any share is issued on terms providing that it shall rank for a dividend as from a particular date, such share shall rank for dividend accordingly.

88.
The Directors may deduct from any dividend payable to any member, all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.

89.
The Directors when declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and, in particular, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways.

90.	Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:

90.1	issue fractional certificates (subject always to the restriction on the issue of fractional shares) and fix the value for distribution of such specific assets or any part of them;

90.2	determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and

90.3	vest any such specific assets in trustees as may seem expedient to the Directors.

91.	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid:

91.1
by cheque or negotiable instrument sent by post directed to or otherwise delivered to the registered address of the holder, or where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or the joint holders may in writing direct; or

91.2	by transfer to a bank account nominated by the payee or where such an account has not been so nominated, to the account of a trustee nominated by the Company to hold such moneys,

provided that, in the case of the Class A Preferred Shares, all such payments shall be made by the method described in Article 91.2 only (and not by any of the methods described in Article 91.1).

92.	Any such cheque or negotiable instrument referred to in Article 91 shall be made payable to the order of the person to whom it is sent.

93.
Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.

94.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, no dividend shall bear interest against the Company.

95.
If the Directors so resolve, any dividend or distribution which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company.  The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

BONUS ISSUE OF SHARES

96.	Subject to Article 177, any capitalisation provided for in Articles 97 to 101 inclusive will not require approval or ratification by the members.

97.
The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Article 98) by applying such sum in paying up in full unissued shares of a nominal value, or nominal value and share premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members or the members of any class of shares in the capital of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).

98.
For the purposes of Article 97, “relevant sum” means: (a) any sum for the time being standing to the credit of the Company’s un-denominated capital; (b) any of the Company’s profits available for distribution; (c) any sum representing unrealised revaluation reserves; (d) a merger reserve or (e) any sum standing to the credit of any other capital reserve, reserve account or capital fund, by whatever name called, of the Company, and whether distributable or non-distributable.

99.
The Directors may in giving effect to any resolution under Article 97 make: (a) all appropriations and applications of the relevant sum resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.

100.	Without limiting Article 99, the Directors may:

100.1
make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members or members of a particular class otherwise entitled to such fractions in due proportions);

100.2
authorise any person to enter, on behalf of all the members or members of a particular class concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all the members or members of a particular class concerned.

101.
Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to un-denominated capital other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members or members of a particular class as fully paid bonus shares.

GENERAL MEETINGS – GENERAL

102.
Subject to Article 103, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

103.	The Company will hold its first annual general meeting within eighteen months of its incorporation.

104.	The annual general meeting shall be held in such place and at such time as the Directors shall determine.

105.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

106.
The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting shall also be convened by the Directors on the requisition of members, or if the Directors fail to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning members, in each case in accordance with section 178(3) to (7) of the Act.

107.
If at any time the number of Directors is less than two, any Director or any member that satisfies the criteria under section 178 of the Act may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

108.
An annual general meeting or extraordinary general meeting of the Company may be held outside of Ireland. The Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland.

109.
A general meeting of the Company may be held in two or more venues (whether inside or outside of Ireland) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate, and such participation shall be deemed to constitute presence in person at the meeting.

NOTICE OF GENERAL MEETINGS

110.	The only persons entitled to notice of general meetings of the Company are:

110.1	the members;

110.2	the personal representatives of a deceased member, which member would but for his death be entitled to vote;

110.3	the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);

110.4	the Directors and Company Secretary; and

110.5
unless the Company is entitled to and has availed itself of the audit exemption under the Act, the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).

111.
Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one days’ notice. Any other extraordinary general meeting shall also be called by at least twenty-one days’ notice, except that it may be called by fourteen days’ notice where:

111.1	all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and

111.2	a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

112.
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak, ask questions and vote is entitled to appoint a proxy to attend, speak, ask questions and vote in his place and that a proxy need not be a member of the Company. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.

113.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

114.
In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company will be deemed, subject to Article 117, to have received notice of that meeting and, where required, of the purpose for which it was called.

115.
Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

116.	In determining the correct period of notice for a general meeting, only Clear Days shall be counted.

117.
Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

WRITTEN RESOLUTIONS OF THE MEMBERS

118.
For so long as the Company has more than one shareholder, unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution in lieu of holding a meeting.

119.	119.1	Except in the case of the removal of statutory auditors or Directors and subject to the Act and the provisions of Article 118, anything which may be done by resolution in general meeting of all or any class of members may be done by resolution in writing, signed by all of the holders or any class thereof or their proxies (or in the case of a holder that is a corporation (whether or not a company within the meaning of the Acts) on behalf of such holder) being all of the members of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution and shall be valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company or any class thereof duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Acts. Any such resolution in writing may be signed in as many counterparts as may be necessary.

119.2
For the purposes of any written resolution under Article 119, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last holder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

119.3
A resolution in writing made in accordance with Article 119 is valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of holders of the Company, as the case may be.  A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Act and these Articles.

120.	At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.

QUORUM FOR GENERAL MEETINGS

121.
Two members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting; provided, however, that at any time when the Company is a single-member company, one member of the Company present in person or by proxy at a general meeting of it shall be a quorum.

122.	If within 15 minutes (or such greater time determined by the chairperson) after the time appointed for a general meeting a quorum is not present, then:

122.1
the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine (the “Adjourned Meeting”); and

122.2
if at the Adjourned Meeting a quorum is not present within half an hour (or such greater time determined by the chairperson) after the time appointed for the meeting, the members present shall be a quorum.

PROXIES

123.
Every member entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions relating to items on the agenda and vote on his behalf and may appoint more than one proxy to attend, speak, ask questions and vote at the same general meeting provided that, where a member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to different shares held by that member.

124.
The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy by electronic means, to an address specified by the Company. The proxy form must make provision for three-way voting (i.e., to allow votes to be cast for or against a resolution or to be withheld) on all resolutions intended to be proposed, other than resolutions which are merely procedural. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or Adjourned Meeting or any other information or communication by such time or times as may be specified in the notice of meeting or Adjourned Meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or Adjourned Meeting at which the appointee proposes to vote, and, subject to the Act, if not so delivered the appointment shall not be treated as valid.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

125.
A body corporate which is a member, or a proxy for a member, of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person(s) so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company or, where more than one such representative is so authorized, all or any of the rights attached to the shares in respect of which he is so authorised. Where a body corporate appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to different shares held by that body corporate.

RECEIPT OF PROXY APPOINTMENTS

126.	Where the appointment of a proxy and any authority under which it is signed or a copy certified notarially or in some other way approved by the Directors is to be received by the Company:

126.1
in physical form, it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting;

126.2	in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting; or

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided that it is so received by the Company no later than 3 hours, or such other time as may be communicated to the members, before the time for holding the meeting or Adjourned Meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or Adjourned Meeting) for the taking of the poll at which it is to be used, at which the person named in the proxy proposes to vote and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date not later than the record date applicable to the meeting which was adjourned or the poll, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is so received by the Company at the commencement of the Adjourned Meeting or the taking of the poll. An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not be required to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.

EFFECT OF PROXY APPOINTMENTS

127.

127.1
Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if that member votes at the meeting or at any adjournment thereof, then as regards to the resolution(s) any proxy notice delivered to the Company by or on behalf of that same member shall on a poll, be invalid to the extent that such member votes in respect of the shares to which the proxy notice relates.

127.2
An appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to confer authority to speak at a general meeting and to demand or join in demanding a poll.

128.
A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote.

EFFECT OF REVOCATION OF PROXY OR OF AUTHORISATION

129.
A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal, or the revocation of the appointment of a proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or the transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer is received by the Company at the Office before the commencement of the meeting.

130.
The Directors may send to the members, at the expense of the Company, by post, electronic mail or otherwise, forms for the appointment of a proxy (with or without reply paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

THE BUSINESS OF GENERAL MEETINGS

131.
All business shall be deemed to be special business that is transacted at an extraordinary general meeting or that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Article 135 which shall be ordinary business.

132.	At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual general meeting, business must be:

132.1	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

132.2	otherwise properly brought before the meeting by or at the direction of the Board; or

132.3	otherwise properly brought before the meeting by a member.

133.
Without prejudice to any procedure which may be permitted under the Act, for business to be properly brought before an annual general meeting by a member, the member must have given timely notice thereof in writing to the Company Secretary. To be timely, a member’s notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting or (ii) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. For the avoidance of doubt, in no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a member’s notice to the Company Secretary pursuant to this Article 133. Each such notice shall set forth as to each matter the member proposes to bring before the annual general meeting:

133.1	a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting;

133.2	the name and address, as they appear on the Register, of the member proposing such business;

133.3	the class, series and number of shares of the Company which are beneficially owned by the member;

133.4
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof; and

133.5	any material interest of the member in such business.

To be properly brought before an extraordinary general meeting, other than pursuant to Article 132, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or by the Company Secretary pursuant to the applicable provisions of these Articles or (ii) otherwise properly brought before the meeting by or at the direction of the Board.

134.
The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Articles, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

135.	The business of the annual general meeting shall include:

135.1	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

135.2	the review by the members of the Company’s affairs;

135.3	the authorisation of the Directors to approve the remuneration of the Auditors (if any); and

135.4	the appointment or re-appointment of Auditors.

PROCEEDINGS AT GENERAL MEETINGS

136.
The Chairperson, if any, shall preside as chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

137.
If at any meeting no Director is willing to act as chairperson or if no Director is present at the time appointed for holding the meeting, the members present shall choose one of their number to be chairperson of the meeting.

138.
At each meeting of members, the chairperson of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the members will vote at the meeting and shall determine the order of business and all other matters of procedure.

139.
The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting.

140.
The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

141.	No business shall be transacted at any Adjourned Meeting other than the business left unfinished at the meeting from which the adjournment took place.

142.
When a meeting is adjourned for thirty days or more, notice of the Adjourned Meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an Adjourned Meeting.

143.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

144.	For business to be properly requested by a member to be brought before a general meeting, the member must comply with the requirements of the Act or:

144.1	be a member at the time of the giving of the notice for such general meeting;

144.2	be entitled to vote at such meeting; and

144.3	have given timely and proper notice in writing to the Company Secretary in accordance with Article 133.

145.
Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.

VOTING

146.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

147.
Save as provided in Article 148 of these Articles, a poll shall be taken in such manner as the chairperson of the meeting directs and he or she may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

148.
A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairperson of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

149.
No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

150.
If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy.

VOTES OF MEMBERS

151.
Subject to the provisions of these Articles and any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, every member of record present in person or by proxy shall have one vote for each share registered in his or her name in the Register.

152.
Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the Register.

153.
A member who has made an enduring power of attorney, or a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may speak or vote by proxy.

154.
No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the general meeting whose decision shall be final and conclusive.

155.
A person shall be entered on the Register by the record date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.

156.
Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

157.
Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.

158.
Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.

159.	Where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.

160.	No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

CLASS MEETINGS

161.	The provisions of these Articles relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.

APPOINTMENT OF DIRECTORS

162.	The number of Directors from time to time shall be not less than two nor more than thirteen.

163.
From and after the date that is the earlier of (i) 2 January 2024 and (ii) the first occurrence of a Springing Rights Event, for so long as any Class A Preferred Shares remain outstanding, then the Class A Preferred Majority shall be entitled from time to time to appoint two persons as Directors (the “Class A Preferred Directors”), and the Class A Preferred Majority shall be entitled, from time to time, to remove from office each and any such person appointed as a Class A Preferred Director and, upon the death, resignation, retirement, disqualification or removal of any person appointed as a Class A Preferred Director (howsoever occasioned), to appoint another person in his or her place.  Any such appointment and/or removal shall be made by notice in writing served on the Company and shall take effect on the date specified in the notice.

164.
The Board, upon recommendations of the nomination and governance committee (or equivalent committee established by the Board), shall propose nominees for election to the office of Director (other than as a Class A Preferred Director) at each annual general meeting.

165.
The Directors (other than as a Class A Preferred Director) may be appointed by the members in general meeting, provided that no person other than a Director retiring at the meeting shall, save where recommended by the Board, be eligible for election to the office of Director at any general meeting unless the requirements of Article 172 as to his or her eligibility for that purpose have been complied with.

166.
The Directors (other than the Class A Preferred Directors) shall be divided into three classes, designated Class I, Class II and Class III.  The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number.

166.1
The term of the initial Class I Directors shall terminate at the conclusion of the Company’s 2024 annual general meeting; the term of the initial Class II Directors shall terminate on the conclusion of the Company’s 2025 annual general meeting; and the term of the initial Class III Directors shall terminate on the conclusion of the Company’s 2026 annual general meeting.

166.2
At each annual general meeting of the Company beginning with the Company’s 2024 annual general meeting, all of the Directors of the class of directors whose term expires on the conclusion of that annual general meeting shall retire from office, unless re-elected, and successors to that class of directors shall be elected for a three-year term.

166.3	The resolution appointing any Director (other than a Class A Preferred Director) must designate the Director as a Class I, Class II or Class III Director.

166.4	Every Director of the class retiring shall be eligible to stand for re-election at an annual general meeting.

166.5
If the number of Directors is changed, any increase or decrease (other than an increase or decrease related to the appointment or removal of a Class A Preferred Director) shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairperson may otherwise direct.  In no case will a decrease in the number of Directors shorten the term of any incumbent Director.

166.6
A Director (other than a Class A Preferred Director) shall hold office until the conclusion of the annual general meeting for the year in which his term expires and until he shall be re-elected or his successor shall be elected or appointed and subject, however, to prior death, resignation, retirement, disqualification or removal from office.

166.7
Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy.  Subject to the terms of any one or more classes or series of Preferred Shares (including, in the case of the Class A Preferred Shares, Article 163), any casual vacancy shall only be filled by the decision of a majority of the Board then in office, provided that a quorum is present and provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.  A Class A Preferred Director may only be appointed pursuant to Article 163, and no person may otherwise be appointed or elected to fill a casual vacancy resulting from the death, resignation, retirement, disqualification or removal of a Class A Preferred Director.

166.8
Any Director of such class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class.  Any Director (other than a Class A Preferred Director) elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor or if there is no such remaining term, the Director shall retire, and be eligible to stand for re-election, at the annual general meeting immediately following their appointment at which time, if reelected, the Director shall hold office for a term that shall coincide with the remaining term of that class.  A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

167.
Each Director (other than a Class A Preferred Director) shall be elected by an ordinary resolution at such meeting, provided that if, as of, or at any time prior to, fourteen days before the filing of the Company’s definitive proxy statement with the SEC relating to such general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

For the purposes of this Article, “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.

168.
Any nominee for election to the Board who is then serving as a Director and, in an uncontested election (where the number of Director nominees does not exceed the number of Directors to be elected), receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The nomination and governance committee of the Board shall then consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken; provided that any Director whose resignation is under consideration shall not participate in the nomination and governance committee’s recommendation regarding whether to accept, reject or take other action with respect to his/her resignation.  The Board shall take action on the nomination and governance committee’s recommendation within 90 days following certification of the vote, and promptly thereafter publicly disclose its decision and the reasons therefor.

169.
Any Director (other than a Class A  Preferred Director) may, from time to time, in accordance with the provisions of Section 165(4) of the Act, appoint any other Director to be an alternate director as respects him or her.  Any Class A Preferred Director may, in accordance with the provisions of Section 165(4) of the Act, appoint any other Director or any other person (at his or her absolute discretion) to be an alternate director as respects him or her.

170.
The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a Director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the maximum number of Directors to the number that would be in office following such a resolution of appointment.

171.
The Company may by ordinary resolution appoint another person in place of a Director removed from office under section 146 of the Act (other than a Class A Preferred Director) and, without prejudice to the powers of the Directors under Article 166.7, the Company in a general meeting may appoint any person to be a Director (other than a Class A Preferred Director) either to fill a casual vacancy or as an additional Director.

DIRECTORS - MEMBER NOMINATIONS

172.
The following are the requirements mentioned in Article 165 for the eligibility of a person (the “person concerned”) for election as a Director at a general meeting, namely, any member entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual general meeting only pursuant to the Company’s notice of such meeting or if written notice of such member’s intent to make such nomination or nominations has been received by the Company Secretary at the Company’s Office not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting and (ii) the 10th day following the day on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. Each such member’s notice shall set forth:

172.1	the name and address of the member who intends to make the nomination and of the person or persons to be nominated;

172.2
a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

172.3	a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations;

172.4
the class and number of shares of the Company which are beneficially owned by such member and by any other members known by such member to be supporting such nominees as of the date of such member’s notice;

172.5
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof;

172.6	such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

172.7	the consent of each nominee to serve as a Director if so elected; and

172.8	for each nominee who is not an incumbent Director:

(a)	their name, age, business address and residential address;

(b)	their principal occupation or employment;

(c)	the class, series and number of securities of the Company that are owned of record or beneficially by such person;

(d)	the date or dates the securities were acquired and the investment intent of each acquisition;

(e)	any other information relating to such person that is required to be disclosed in proxies for the election of Directors under any applicable securities legislation; and

(f)
any information the Company may require any proposed director nominee to furnish such as it may reasonably require to comply with applicable law and to determine the eligibility of such proposed nominee to serve as a Director and whether such proposed nominee would be considered independent as a Director or as a member of the audit or any other committee of the Board under the various rules and standards applicable to the Company.

VACATION OF OFFICE BY DIRECTORS

173.
Subject to the provisions of these Articles and in addition to the circumstances described in sections 146, 148(1) and 196(2) of the Act, the office of Director shall be vacated ipso facto, if that Director:

173.1	is restricted or disqualified to act as a Director under the Act; or

173.2	resigns his or her office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

173.3	save in the case of a Class A Preferred Director, is requested to resign in writing by not less than three quarters of the other Directors.

DIRECTORS’ REMUNERATION AND EXPENSES

174.
Subject to Article 177, the remuneration of the Directors shall be such as is determined, from time to time, by the Board and such remuneration shall be deemed to accrue from day to day. The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

175.
The Directors may also be paid all travelling, hotel and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of the Directors or any committee; or (ii) general meetings of the Company, or (b) otherwise in connection with the business of the Company.

GENERAL POWER OF MANAGEMENT AND DELEGATION

176.
The business of the Company shall be managed by its Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act, by the Memorandum or by these Articles, required to be exercised by the Company in a general meeting, but subject to:

176.1	any regulations contained in these Articles (including the provisions of Articles 177 and 178);

176.2	the provisions of the Act;

176.3	from and after the Initial Closing Date until all the Class A Preferred Shares are redeemed in full in accordance with the provisions of these Articles, the provisions of Article 177;

176.4	from and after the occurrence of a Springing Rights Event, such directions as are given by a Class A Preferred Majority in accordance with the provisions of Article 178: and

176.5
following the redemption of all the Class A Preferred Shares, such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in a general meeting may (by special resolution) give.

177.
From and after the Initial Closing Date until all the Class A Preferred Shares are redeemed in full in accordance with the provisions of these Articles, and notwithstanding anything to the contrary contained in these Articles, the Company shall not (and shall cause its subsidiaries not to), and the Board shall cause the Company (and its subsidiaries) not to, undertake any Structured Voting Rights Matter without the prior written consent of a Class A Preferred Majority.

178.
From and after the occurrence of a Springing Rights Event, and notwithstanding anything to the contrary contained in these Articles, until (a) all of the Class A Preferred Shares are redeemed in full in accordance with the provisions of these Articles or (b) if earlier, in the case of a Springing Rights Event occurring under limbs (ii) or (iii) of the definition of “Springing Rights Event”, until the non-compliance by the Company with the relevant obligations referred to therein giving rise to the Springing Rights Event (x) if capable of rectification, is rectified to the satisfaction of a Class A Preferred Majority or (y) is otherwise waived in writing by a Class A Preferred Majority, a Class A Preferred Majority shall be entitled to provide directions to the Directors with respect to each Springing Rights Matter.  In addition to the means of service of documents set out in section 51 of the Act, such directions may be served on the Company by a Class A Preferred Majority by email and the Directors shall designate an email address for that purpose, which shall be notified to the Class A Preferred Members, in accordance with the provisions of Articles 223 to 232 for the express purpose of serving directions on the Company.  For the avoidance of doubt, a Springing Rights Event may occur under limbs (ii) and (iii) of the definition of “Springing Rights Event” on more than one occasion, in each case giving rise to the rights of a Class A Preferred Majority to provide directions hereunder.

179.	No direction given by the Company in a general meeting under Article 176.5 shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

180.
Without prejudice to the generality of Article 176, Article 176 operates to enable, subject to a limitation (if any) arising under any of paragraphs 176.1 to 176.3 of it, the Directors exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.

181.
Without prejudice to section 40 of the Act, the Directors may delegate any of their powers (including any power referred to in these Articles) to such person or persons as they think fit, including committees; any such person or committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

182.
Any reference to a power of the Company required to be exercised by the Company in a general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power’s exercise, would be required to be exercised by the Company in a general meeting.

183.
The acts of the Board or of any committee established by the Board or any delegee of the Board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.

184.
The Directors may appoint a sole or joint company secretary, an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.

OFFICERS AND EXECUTIVES

185.
Subject to the provisions of these Articles, including Article 177, the Directors may from time to time appoint one or more of themselves to the office of Chief Executive Officer (by whatever name called including managing director) or such other office or position with the Company and for such period and on such terms as to remuneration, if any (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

186.
Without prejudice to any claim the person so appointed under Article 185 may have for damages for breach of any contract of service between the person and the Company, the person’s appointment shall cease upon his or her ceasing, for any reason, to be a Director.

187.
The Board may appoint any person whether or not he or she is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office of executive or official position.

188.
The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Articles 185 and/or Article 187, and subject to the provisions of the Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.

189.
The Directors may (a) revoke any conferral of powers under Article 188 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

MEETINGS OF DIRECTORS AND COMMITTEES

190.	190.1	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

190.2
The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.

190.3	Such meetings shall take place at such time and place as the Directors may determine.

190.4
Questions arising at any such meeting shall be decided by a majority of votes and where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote, provided that, from and after the occurrence of a Springing Rights Event until (a) all of the Class A Preferred Shares are redeemed in full in accordance with the provisions of these Articles or (b) if earlier, in the case of a Springing Rights Event occurring under limbs (ii) or (iii) of the definition of “Springing Rights Event”, until the non-compliance by the Company with the relevant obligations referred to therein giving rise to the Springing Rights Event (x) if capable of rectification, is rectified to the satisfaction of a Class A Preferred Majority or (y) is otherwise waived in writing by a Class A Preferred Majority, the Class A Preferred Directors (or either of them) shall, in respect of each Springing Rights Matter, be deemed to have the power to exercise such number of votes as constitute a majority of the votes that may be cast by all the Directors from time to time. For the avoidance of doubt, a Springing Rights Event may occur under limbs (ii) and (iii) of the definition of “Springing Rights Event” on more than one occasion, in each case giving rise to the enhanced voting rights of the Class A Preferred Directors hereunder.

190.5	A Director may, and the Company Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

191.	All Directors shall be entitled to reasonable notice of any meeting of the Directors.

192.	Nothing in Article 191 or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.

193.
The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors in office at the time when the meeting is convened, provided that, if any Class A Preferred Director is in office at the time when the meeting is convened, the quorum shall include at least one (1) Class A Preferred Director.

194.
The continuing Directors may act notwithstanding any vacancy in their number, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment and apportion the Directors among the classes so as to maintain the number of Directors in each class as equal as possible.

CHAIRPERSON

195.
The Directors may elect a Chairperson and determine the period for which he or she is to hold office, but if no such Chairperson is elected, or, if at any meeting the Chairperson is not present after the time appointed for holding it, the Directors present may choose one of their members to be chairperson of a Board meeting. The Chairperson shall vacate office if he or she vacates his or her office as a Director (otherwise than by the expiration of his or her term of office at a general meeting of the Company at which he or she is re-appointed).

COMMITTEES

196.
Subject to the other provisions of these Articles, including Article 177, the Directors may establish one or more committees consisting in whole or in part of members of the Board.  Subject to Article 177, the composition, function, power and obligations of any such committee will be determined by the Board from time to time, provided that, if a Class A Preferred Director so requests, at least one (1) Class A Preferred Director shall be entitled to serve on any committee so established.

197.
A committee established under Article 196 (a “committee”) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.

198.
A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Article 196) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall not have a second or casting vote.

199.	Where any committee is established by the Directors :

199.1
the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

199.2
the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

WRITTEN RESOLUTIONS AND TELEPHONIC MEETINGS OF THE DIRECTORS

200.	The following provision shall apply:

200.1
A resolution in writing signed by all the Directors, or by all the Directors being members of a committee referred to in Article 196, and who are for the time being entitled to receive notice of a meeting of the Directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the Directors or such a committee duly convened and held.

200.2
A resolution in writing shall be deemed to have been signed by a Director where the Chairperson, Company Secretary or other person designated by the Board has received an email from that Director’s Certified Email Address which identifies the resolution and states, unconditionally, “I hereby sign the resolution”.

200.3	A Director’s Certified Email Address is such email address as the Director has, from time to time, notified to such person and in such manner as may from time to time be prescribed by the Board.

200.4	The Company shall cause a copy of every email referred to in Article 200.2 to be entered in the books kept pursuant to section 166 of the Act.

201.	Subject to Article 202, where one or more of the Directors (other than a majority of them) would not, by reason of:

201.1	the Act or any other enactment;

201.2	these Articles; or

201.3	an applicable rule of law or an Exchange,

be permitted to vote on a resolution such as is referred to in Article 200, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Article 200.1, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

202.	In a case falling within Article 201, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.

203.
For the avoidance of doubt, nothing in Articles 200 to 202 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.

204.
The resolution referred to in Article 200 may consist of several documents in like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.

205.
A meeting of the Directors or of a committee referred to in Article 196 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:

205.1
a Director or as the case may be a member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote (subject to Article 201) and be counted in a quorum accordingly; and

205.2	such a meeting shall be deemed to take place:

(a)	where the largest group of those Directors participating in the conference is assembled;

(b)	if there is no such group, where the chairperson of the meeting then is; or

(c)	if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.

DIRECTORS’ DUTIES, CONFLICTS OF INTEREST, ETC.

206.	A Director may have regard to the interests of any other companies in a group of which the Company is a member to the full extent permitted by the Act.

207.
A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use  vehicles, telephones, computers, aircraft, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

208.
Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles.  It shall be the duty of each Director to obtain the prior approval of the Board before entering into any such commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.

209.
It shall be the duty of a Director who is in any way, whether directly or indirectly, interested (within the meaning of section 231 of the Act) in a contract or proposed contract with the Company, to declare the nature of his or her interest at a meeting of the Directors.

210.
Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange, a Director may attend and participate at Board meetings, be counted in the quorum and vote in respect of any contract, appointment or arrangement in which he or she is interested (including his or her own appointment as a director of the Company or to any other office or place of profit under the Company, and the terms of it), and each Director is hereby released from his or her duty set out in section 228(1)(f) of the Act to avoid a conflict between the Director’s duties to the Company and the Director’s other interests (including personal interests) in respect of any such contract, appointment or arrangement.

211.
For the purposes of section 228(1)(f) of the Act, the Board may release any Director from his or her duty to avoid a conflict between that Director’s duties to the Company and that Director’s other interests (including personal interests) in connection with any matter brought to the attention of the Board which would or might otherwise constitute or give rise to a conflict between that Director’s duties to the Company and that Director’s other interests (including personal interests).  Release of any Director under this Article 211 shall be effective only if the matter is considered at a meeting of the Board at which the quorum is met without counting the Director in question and the matter is agreed to without that Director voting or would have been agreed to if the vote of that Director had not been counted.

212.
Without prejudice to the provisions of Article 211, for the purposes of section 228(1)(f) of the Act, each Class A Preferred Director is hereby generally and unconditionally released from his or her duty to avoid a conflict between that Class A Preferred Director’s duties to the Company and that Class A Preferred Director’s other interests (including personal interests) to the extent any situation or matter constitutes a “Permitted Conflict”.  A Class A Preferred Director who is subject to a Permitted Conflict may attend and participate at Board meetings, be counted in the quorum and vote on any decision concerning such situation.  A “Permitted Conflict” is a situation or matter where, or in respect of which, a Class A Preferred Director has, or may have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company arising from (i) that Class A Preferred Director’s relationship(s) (as described in Article 213.1) with any Class A Preferred Member who appointed him or her as a director of the Company and/or (ii) the exercise by a Class A Preferred Majority of any rights under these Articles (including the provisions of Articles 177 and 178), the Securities Purchase Agreement or otherwise, howsoever arising.  For the purposes of this Article 212, any reference to a “Class A Preferred Member” shall be deemed to include a reference to any unitholder, shareholder, general partner, limited partner, managing member, manager, investment adviser, adviser, director, officer, employee, custodian, trustee, nominee or consultant, in, of, or to, (or other person who or which is involved or interested, whether directly or indirectly, in any capacity or role whatsoever with) a (i) Class A Preferred Member, (ii) any of that Class A Preferred Member’s Affiliates or (iii) any manager, investment adviser or other adviser to such Class A Preferred Member or any of its Affiliates (or any Affiliate of any such person).

213.	Without prejudice to the provisions of Articles 211 and 212, a Class A Preferred Director may:

213.1
from time to time, but without limitation, be a unitholder, shareholder, general partner, limited partner, managing member, manager, investment adviser, adviser, director, officer, employee, custodian, trustee, nominee or consultant, in, of, or to, (or otherwise, be involved or interested, whether directly or indirectly, in any capacity or role whatsoever with) a (i) Class A Preferred Member, (ii) any of that Class A Preferred Member’s Affiliates, (iii) any manager, investment adviser or other adviser to such Class A Preferred Member or any of its Affiliates (or any Affiliate of any such person); and

213.2
if he or she obtains information or opportunities (other than through his or her office as a Class A Preferred Director) that are confidential to any third party (including any of the persons listed in Article 213.1), or in respect of which he or she owes a duty of confidentiality or a fiduciary duty to any third party (including any of the persons listed in Article 213.1), or the disclosure of which would amount to a breach of applicable law or regulation, choose, at his or her absolute discretion, not to disclose it to the Company or to use it in relation to the Company’s affairs, and for the purposes of section 228(1)(f) of the Act, each Class A Preferred Director is hereby generally and unconditionally released from his or her duty to avoid a conflict between that Class A Preferred Director’s duties to the Company and that Class A Preferred Director’s other interests (including personal interests) in respect of the matters so permitted by this Article 213.

214.
The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution: (a) appointing the Directors or any of them as directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the directors or officers of such other company.

215.
Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange, any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a director or officer of the other company referred to in Article 214 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.

216.
A Director may hold any other office or place of profit under the Company (other than Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

217.
Without prejudice to the provisions of section 228 of the Act, a Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as a shareholder, member or otherwise.

218.
A Director may act by himself or herself, or his or her firm, in a professional capacity for the Company, and any Director, in such a case, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing in this Article authorises a Director, or his or her firm, to act as Auditor.

219.	No Director shall by reason of his or her office as a director of the Company (or the fiduciary relationship established by holding that office) be:

219.1	disqualified from contracting with the Company with regard to any situation or matter authorised or permitted under Articles 207, 208, 210, 211, 212, 213, 216, 217 and/or 218; or

219.2
accountable to the Company for any remuneration, profit or other benefit resulting from any situation or matter authorised or permitted under Articles 207, 208, 210, 211, 212, 213, 216, 217 and/or 218,

and no contract, transaction or arrangement entered into by, or on behalf of the Company shall be liable to be avoided on the grounds of any Director having an interest authorised or permitted by any of such Articles.

THE COMMON SEAL, OFFICIAL SEAL AND SECURITIES SEAL

220.
Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

221.	Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:

221.1	a Director;

221.2	the Company Secretary; or

221.3	any other person authorised to sign by (i) the Directors or (ii) a committee,

and the countersignature of a second such person shall not be required.

222.	The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

SERVICE OF NOTICES ON MEMBERS

223.
A notice required or authorised to be served on or given to a member of the Company pursuant to a provision of the Act or these Articles shall, save where the means of serving or giving it specified in Article 223.4 is used, be in writing and may be served on or given to the member in one of the following ways:

223.1	by delivering it to the member;

223.2	by leaving it at the registered address of the member;

223.3	by sending it by post in a prepaid letter to the registered address of the member; or

223.4
subject to Article 228, by electronic mail or other means of electronic communication approved by the Directors to the contact details notified to the Company by any such member for such purpose (or if not so notified, then to the contact details of the member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Act.

224.
Without prejudice or limitation to the foregoing provisions of Article 223.1 to 223.4, for the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

225.
Any notice served or given in accordance with Article 223 shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served or given:

225.1	in the case of its being delivered, at the time of delivery (or, if delivery is refused, when tendered);

225.2	in the case of its being left, at the time that it is left;

225.3	in the case of its being posted on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted:

(a)	on a Friday — 72 hours after despatch; or

(b)	on a Saturday or Sunday — 48 hours after despatch;

225.4	in the case of electronic means being used in relation to it, twelve hours after despatch,

but this Article is without prejudice to section 181(3) of the Act.

226.
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 223.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, his or her being of unsound mind, bankruptcy, liquidation or disability of such member.

227.
Notwithstanding anything contained in these Articles to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

228.
Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him or her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such member. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Article 228, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC.

229.
If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all members entitled thereto at noon (Ireland time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

230.	Notice shall be given by the Company to the joint holders of a share in the capital of the Company by giving the notice to both such holders whose names stand in the Register in respect of the share.

231.	231.1
Every person who becomes entitled to a share in the capital of the Company shall, before his or her name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he or she derives his or her title.

231.2
A notice may be given by the Company to the persons entitled to a share in the capital of the Company in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

232.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

SERVICE OF NOTICES ON THE COMPANY

233.
In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.

SENDING STATUTORY FINANCIAL STATEMENTS TO MEMBERS

234.	The Company may send by post, electronic mail or any other means of electronic communication:

234.1	the Company’s statutory financial statements;

234.2	the directors’ report; and

234.3	the statutory auditors’ report,

and copies of those documents shall also be treated, for the purposes of the Act, as sent to a person where:

(a)	the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her);

(b)	the documents are documents to which that agreement applies; and

(c)	that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of:

(i)	the publication of the documents on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the documents may be accessed, and how they may be accessed.

234.4	Documents treated in accordance with Article 234 as sent to any person are to be treated as sent to him or her not less than 21 days before the date of a meeting if, and only if:

(a)	the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of Article 234.3(c) is given not less than 21 days before the date of the meeting.

235.
Any obligation by virtue of section 339(1) or (2) of the Act to furnish a person with a document may, unless these Articles provide otherwise, be complied with by using electronic communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.

ACCOUNTING RECORDS

236.	The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

236.1	correctly record and explain the transactions of the Company;

236.2	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

236.3	will enable the Directors to ensure that any financial statements of the Company, required to be prepared under sections 290 or 293 of the Act, comply with the requirements of the Act; and

236.4	will enable those financial statements of the Company to be readily and properly audited.

237.
The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

238.
The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

239.
The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors.  No member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except (i) as conferred by the Act (ii) as authorised by the Directors (iii) as agreed between the Company and a member in a contract or agreement or (iv) as authorised by the Company in a general meeting.

240.
In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

241.
A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, shall be sent, by post, electronic mail or any other means of electronic communications, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee. For the purposes of this Article, sending by electronic communications includes the making available or displaying on the Company’s website (or a website designated by the Board) or the website of the SEC, and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors’ report and the Auditors’ report and every copy of any summary financial statements prepared in accordance with section 1119 of the Act, by any such document being made so available or displayed.

242.	Auditors shall be appointed and their duties regulated in accordance with the Act.

WINDING UP

243.
Subject to the provisions of the Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company, including, in the case of the Class A Preferred Members, in accordance with their priority liquidation preference rights set out in Article 15.

244.
Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.

245.
If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the nominal value of the share capital paid-up or credited as paid-up at the commencement of the winding up on the shares in the capital of the Company held by them respectively.  If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the nominal value of the share capital paid-up or credited as paid-up at the commencement of the winding up on the said shares held by them respectively; provided, however, that this Article shall be subject to any specific rights attaching to any class of share capital, including, in the case of the Class A Preferred Shares, the priority liquidation preference rights of the Class A Preferred Members set out in Article 15.

245.1
In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members, for the allotment to the members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or shares in the capital of the Company not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

245.2
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

246.
If the Company is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members.  The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

BUSINESS TRANSACTIONS

247.
In addition to any affirmative vote or consent required by law or these Articles, and except as otherwise expressly provided in Article 248, a Business Transaction (as defined in Article 249.3) with, or proposed by or on behalf of, any Interested Person (as defined in Article 249.6) or any Affiliate (as defined in Article 249.1) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative vote of members of the Company holding not less than two-thirds (2/3) of the paid up ordinary share capital of the Company, excluding the voting rights attached to any shares beneficially owned by such Interested Person.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any Exchange or otherwise.

248.
The provisions of Article 247 shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles, or any agreement with any Exchange, if (i) the Business Transaction shall have been approved by a majority of the Board prior to such Interested Person first becoming an Interested Person; (ii) prior to such Interested Person first becoming an Interested Person, a majority of the Board shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction; or (iii) from and after the Initial Closing Date until all the Class A Preferred Shares are redeemed in full in accordance with the provisions of these Articles, a Class A Preferred Majority shall have approved the Business Transaction.

249.	The following definitions shall apply with respect to Articles 247 to 251:

249.1
The term “Affiliate”, with respect to any specified person, shall mean any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person, and “control” includes the power to, directly or indirectly (i) to exercise, or direct the exercise of, more than one half of the shareholders’ or members’ voting rights in another person or (ii) control of that other person’s business and affairs.

249.2
A person shall be a “beneficial owner” of any shares of the Company (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Act; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Company (except to the extent permitted by the proviso of clause (b)(ii) above). For the purposes of determining whether a person is an Interested Person pursuant to Article 249.6, the number of shares of the Company deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Article 249.2, but shall not include any other shares of the Company that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

249.3
The term “Business Transaction” shall mean any of the following transactions when entered into by the Company or a subsidiary of the Company with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:

(a)
any merger or consolidation of the Company or any subsidiary with (i) any Interested Person, or (ii) any other body corporate which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;

(b)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of the Company, to or with the Interested Person of assets of the Company (other than shares of the Company or of any subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the issued share capital of the Company);

(c)
any transaction that results in the issuance of shares or the transfer of treasury shares by the Company or by any subsidiary of the Company of any shares of the Company or any shares of such subsidiary to the Interested Person, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Person became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Person became such, (iii) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, (iv) any issuance of shares or transfer of treasury shares of the Company by the Company, provided, however, that in the case of each of the clauses (ii) through (iv) above there shall be no increase of more than one percent (1%) in the Interested Person’s proportionate share in the shares of the Company of any class or series or (v) pursuant to a public offering or private placement by the Company to an Institutional Investor;

(d)
any reclassification of securities, recapitalization or other transaction involving the Company or any subsidiary of the Company which has the effect, directly or indirectly, of (i) increasing the proportionate amount of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Person or (ii) increasing the voting power, whether or not then exercisable, of an Interested Person in any class or series of shares of the Company or any subsidiary of the Company;

(e)	the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation, dissolution or winding-up of the Company; or

(f)
any receipt by the Interested Person of the benefit, directly or indirectly (except proportionately as a member of the Company), of any loans, advances, guarantees, pledges, tax benefits or other financial benefits (other than those expressly permitted in subparagraphs (a) through (e) above) provided by or through the Company or any subsidiary thereof.

249.4
The term “Independent Directors” shall mean the members of the Board who are not Affiliates or representatives of, or associated with, an Interested Person and who were either Directors prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.

249.5
The term “Institutional Investor” shall mean a person that (a) has acquired, or will acquire, all of its shares in the Company in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to rule 13d-3(b) under the Exchange Act, and (b) is a registered broker dealer; a bank as defined in section 3(a)(6) of the Exchange Act; an insurance company as defined in, or an investment company registered under, the Investment Company Act of 1940 of the United States; an investment advisor registered under the Investment Advisors Act of 1940 of the United States; an employee benefit plan or pension fund subject to the Employee Retirement Income Security Act of 1974 of the United States or an endowment fund; a parent holding company, provided that the aggregate amount held directly by the parent and directly and indirectly by its subsidiaries which are not persons specified in the foregoing subclauses of this clause (b) does not exceed one percent (1%) of the securities of the subject class; or a group, provided that all the members are persons specified in the foregoing subclauses of this clause (b).

249.6
The term “Interested Person” shall mean any person (other than the Company, any subsidiary, any profit-sharing, employee share ownership or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the paid up share capital of the Company; (b) has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all paid up share capital of the Company and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question; or (c) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of shares representing ten percent (10%) or more of the votes entitled to be cast by holders of all the paid up share capital of the Company.

249.7	The term “person” shall mean any individual, body corporate, partnership, unincorporated association, trust or other entity.

249.8	The term “subsidiary” has the meaning ascribed to it in section 7 of the Act.

250.
A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (i) Articles 247 and 248, all questions arising under Articles 247 and 248 including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of the Company or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (ii) these Articles, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.

251.	Nothing contained in Articles 247 to 250 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

SHAREHOLDER RIGHTS PLAN

252.
Subject to applicable law and the provisions of these Articles, including Article 177, the Directors are hereby expressly authorised to adopt any shareholder rights plan (a “Rights Plan”), upon such terms and conditions as the Directors deem expedient and in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.

253.
Subject to applicable law and the provisions of these Articles, including Article 177, the Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for Ordinary Shares or Preferred Shares (“Rights”) in accordance with the terms of a Rights Plan.

254.
Subject to applicable law and the provisions of these Articles, including Article 177, for the purposes of effecting an exchange of Rights for Ordinary Shares or Preferred Shares (an “Exchange”), the Directors may:

254.1
resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve, any un-denominated capital and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary shares or preferred shares which are to be exchanged for the Rights; and

254.2
apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange effected pursuant to the terms of a Rights Plan.

255.
The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

UNTRACED MEMBERS

256.	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

256.1
for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register or at the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

256.2
at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in Ireland and in a newspaper circulating in the area in which the address referred to in Article 256.1 is located the Company has given notice of its intention to sell such share;

256.3
during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the member or person entitled by transmission; and

256.4	the Company has first given notice in writing to the appropriate sections of the Exchanges of its intention to sell such shares.

257.
Where a share, which is to be sold as provided in Article 256, is held in uncertificated form, the Directors may authorise any person to do all that is necessary to change such share into certificated form prior to its sale.

258.
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the member or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the member of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

259.
The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may be either employed in the business of the Company or held as cash or cash equivalents, or invested in such investments as the Directors may think fit, from time to time.

DESTRUCTION OF RECORDS

260.
The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of name or change of address however received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

260.1	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

260.2
nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

260.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

INDEMNIFICATION

261.	261.1	Subject to the provisions of and so far as may be permitted by the Act, each person who is or was a Director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company (including the heirs, executors, administrators and estate of such person) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

261.2
In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each person indicated in Article 261.1 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

261.3
As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, officer, employee or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that such Director, officer or employee or other indemnitee is not entitled to be indemnified by the Company as authorised by these Articles.

261.4
It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive of: (a) any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 261.4, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such Directors, officers, employees or other indemnitees.

261.5
The Directors shall have power to purchase and maintain for any Director, the Company Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Act.

261.6
The Company may additionally indemnify any agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent provided by law, and purchase and maintain insurance for any such person as appropriate.

262.
Subject to the provisions of the Act and so far as may be permitted by the Act, no person shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability of a Director:

262.1	for any breach of the Director’s duty of loyalty or duty of care to the Company or its members;

262.2	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

262.3	for any transaction from which the Director derived an improper personal benefit.

If any applicable law or the relevant code, rules and regulations applicable to the listing of the Company’s shares on any Exchange is amended hereafter to authorise corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the relevant law, as so amended. Any amendment, repeal or modification of this Article 262 shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

GOVERNING LAW AND JURISDICTION

263.
This constitution and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) will be governed by and construed in accordance with the laws of Ireland.

264.
Subject to Article 265, the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this constitution and, for such purposes, the Company and each shareholder irrevocably submit to the exclusive jurisdiction of such courts.  Any proceeding, suit or action arising out of or in connection with this Constitution (the “Proceedings”) will therefore be brought in the courts of Ireland.  Each shareholder irrevocably waives any objection to Proceedings in the courts referred to in this Article on the grounds of venue or on the grounds of forum non conveniens.

265.
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act of 1933 of the United States. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.

SCHEDULE 1

STRUCTURED VOTING RIGHTS MATTERS

For the purposes of Article 177, Structured Voting Rights Matters shall mean:

1.
the declaration, making or payment of any dividends, distributions or other payments to Shareholders, including repurchases, buy-backs and redemptions of shares, other than (i) dividends or distributions by wholly owned subsidiaries of the Company to the Company or other wholly owned subsidiaries of the Company, (ii) dividends or redemption payments to Class A Preferred Members in compliance with these Articles, including pursuant to an Early Company Call Option Notice and/or (iii) payments to Shareholders in accordance with arms’ length agreements entered into in the ordinary course of business;

2.
the issue or authorisation of the issuance of (i) any new or additional Class A Preferred Shares (save as provided for in the Securities Purchase Agreement or to give effect to a Class A Preferred PIK Distribution), (ii) any other shares in the capital of the Company having rights, preferences or privileges that are senior to or pari passu with the Class A Preferred Shares (including with respect to distributions, liquidation, insolvency, dissolution, redemption and subordination to indebtedness) or (iii) any option, warrant or other security or instrument conferring rights to subscribe for or convert into Class A Preferred Shares or other shares as described in (i) or (ii), as aforesaid;

3.
the entry into any agreement containing any provision that would create, or permit to exist or become effective, any restriction on the ability of the Company or any other member of the Group to pay dividends or make other distributions to their equity holders, or redeem the Class A Preferred Shares in accordance with the terms set out in these Articles;

4.
the incurrence of any indebtedness by the Company or any other member of the Group other than Permitted Indebtedness, or the guarantee by the Company or any other member of the Group of the indebtedness of another person other than Permitted Indebtedness, or the granting by the Company or any other member of the Group of any mortgage, lien, pledge, charge, security interest or encumbrance in respect of the property or assets of the Company or any other member of the Group, other than to secure the repayment of Permitted Indebtedness;

5.
the entry into, any cancellation or termination of (except for an expiration that occurs in accordance with the terms of such agreement), amendment to, modification of, variance of (including by changing orders), impairment of, assignment of, replacement of, refinancing of, or waiver of timely compliance with, any Material Contract (or the giving of consent to any of the foregoing);

6.
the sale, transfer, lease or other disposal of any of the assets of the Company or any other member of the Group having a value, individually or in the aggregate, in excess of US$5,000,000, other than and excluding for such purpose sales of products or services in the ordinary course of business;

7.	the liquidation, dissolution, winding-up or termination of the Company or any other member of the Group;

8.
the undertaking, implementation or recommendation of a Change of Control Transaction, provided that the consent of the Class A Preferred Majority shall not be required where such Change of Control Transaction results in the receipt by all Class A Preferred Members of the applicable Class A Preferred Share Return;

9.
the hiring, termination or modification of any material terms of any employment agreement of any of the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Technology Officer, (iv) Company Secretary, (v) Vice President of Operations or (vi) Director of Sales;

10.
the adoption or implementation of (i) a corporate budget (or any amendment or modification thereof) applicable to the Company and the other members of the Group for selling, general and administrative (“SG&A”) and discretionary expenses (the “Operating Budget”) or (ii) a corporate budget (or any amendment or modification thereof) applicable to the Company and the other members of the Group for capital expenditures, investments and acquisitions (the “Capex Budget”);

11.
(i) before 1 December 2024, the incurrence or payment of any SG&A or discretionary expenses or the incurrence, payment or making of any capital expenditures, investments, and acquisitions in excess of the applicable amounts set forth in the Approved Budget (as defined in the Securities Purchase Agreement), provided, however, if the Company has raised at least US$15,000,000 from the issue of Ordinary Shares sufficient to cover such variances, it may incur or pay additional SG&A or discretionary expenses or it may incur, pay or make additional capital expenditures, investments and acquisitions, in aggregate, up to a total amount not exceeding 10% of the applicable amounts set forth in the Approved Budget; (ii) on, or after 1 December 2024, provided that the Company has repaid the IP Loan in full, the incurrence or payment, in aggregate, of additional SG&A or discretionary expenses in excess of 10% of the total amount set forth in the Operating Budget for the relevant year; and (iii) on, or after 1 December 2024, the incurrence, payment or making, in aggregate, of additional capital expenditures, investments, and acquisitions in excess of 10% of the total amount set forth in the Capex Budget for the relevant year, and provided that, so long as the Operating Budget and Capex Budget are consistent with the Company’s business plan, the consent of the Class A Preferred Majority shall not be unreasonably withheld, conditioned or delayed;

12.	the making of capital or other expenditures, of a value, individually or in the aggregate, in excess of US$2,500,000 other than in accordance with the Operating Budget or Capex Budget;

13.
materially changing the nature of the business or purpose of the Company or any member of the Group, or the entry by the Company or any member of the Group into any new line of business that materially changes the nature of the business or purpose of the Company or any member of the Group, including with respect to tax status;

14.	modifying or changing the tax elections of the Company or any other member of the Group;

15.
save in connection with the appointment or removal by the Class A Preferred Majority of Class A Preferred Directors, the increase or decrease of the number of Directors on the Board (excluding any Class A Preferred Directors for the time being appointed) above 11 or below 3, or increasing or reducing the number or changing the composition of Directors which constitute a quorum of Directors for Board action;

16.
the modification of these Articles or any organisational or formation documents of any of the Company’s subsidiaries in any manner that would materially and adversely change or materially and adversely affect (directly or indirectly) the rights, privileges or preferences of the Class A Preferred Shares;

17.	the entry into or committing to enter into any joint ventures or any partnerships or establish or acquire any non-wholly-owned partnership subsidiaries;

18.	the entry into, or amendment, waiver or termination of, any transactions with an Affiliate having a value, individually or in the aggregate, in excess of US$250,000;

19.	the adoption of a shareholder rights’ plan in accordance with the provisions of Article 252 to 255;

20.	save to the extent provided for in the Operating Budget, the approval of the remuneration of the Directors; and/or

21.	the capitalisation of any “relevant sum” (as defined in Article 98), save to give effect to a Class A Preferred PIK Distribution.

For the purpose of this Schedule and Schedule 2:

“Contract” means any outstanding legally binding lease, contract, service agreement, license, arrangement, option, instrument, evidence of Indebtedness, note, bond, letter of credit, mortgage, indenture, deed of trust, security agreement or arrangement, purchase order, transaction confirmation, binding bid or other agreement or obligation, and all amendments thereto, in each case, whether written or oral;

“Material Contract” means:

Existing Financing

(i)
the Proceeds Disbursing and Security Agreement by and between Carbon Revolution Operations Pty Ltd and UMB Bank, National Association and Newlight Capital LLC dated 23 May 2023 (as amended from time to time prior to as the date of adoption of these Articles);

(ii)	Loan agreement by and between Carbon Revolution Operations Pty Ltd and Jaguar Land Rover Limited dated 13 March 2023;

(iii)	Payables Services and Order and Invoice Management Services Agreement by and between Carbon Revolution Operations Pty Ltd and C.H. Robinson Trade Management Pty Ltd dated 10 May 2023;

(iv)	Standby Equity Purchase Agreement between YA II PN, Ltd and Twin Ridge Capital Acquisition Corp. dated 28 November 2022;

(v)	Grant Agreement by and between Carbon Revolution Ltd and the State of Victoria dated 19 July 2018 (as amended);

(vi)	Commonwealth Standard Grant Agreement by and between Carbon Revolution Operations Pty Ltd and the Commonwealth of Australia dated 29 November 2022 (MMI);

Customer Contracts

(vii)	Commercial Program Agreement with Ford Motor Company dated 7 June 2022 and Purchase Orders dated 26 September 2022 and 17 December 2022 (Redwood);

(viii)	Sourcing Contract by and between Carbon Revolution Operations Pty Ltd and Ford Motor Company dated 4 April 2023 (Legend);

(ix)	Jaguar Land Rover Limited Purchase Order Amendments dated 21 March 2023 (Duke);

(x)	Purchase Contract with Ferrari S.p.A. dated 28 July 2021 and Letter of Assignment dated 1 February 2019 (Fred);

(xi)	Fe Purchase Contract with Ferrari S.p.A. dated 24 Jul 2021 and Nomination Letter dated 14 July 2020 (Dakota);

(xii)	Purchase Contract dated with Ferrari S.p.A. 9 September 2020 and Nomination Letter dated 14 July 2020 (Idaho);

(xiii)	Nomination Letters by and between Carbon Revolution Operations Pty Ltd and Ferrari S.p.A. dated 31 August 2022 and 27 July 2023 (Sophia);

(xiv)	Nomination Letter by and between Carbon Revolution Operations Pty Ltd and Ferrari S.p.A. dated 27 July 2022 (Peter);

(xv)
Purchase Contracts C-3RGJ0-01B-000, C-3RGJ0-01C-000, C-3RGJ0-01D-000, C-3RGJ0-01F-000, C-3RGJ0-01G-000, C-3RGJ0-019-000 by and between Carbon Revolution Operations Pty Ltd and General Motors LLC dated 5 April 2023 (HPV1);

(xvi)	Purchase Contracts C-3RGJ0-01H-000, C-3RGJ0-01J-000, C-3RGJ0-01K-000, C-3RGJ0-01L-000 by and between Carbon Revolution Operations Pty Ltd and General Motors LLC dated 17 July 2023 (HPV2);

(xvii)	Purchase Contracts C-3RGJ0-014-002, C-3RGJ0-015-001 by and between Carbon Revolution Operations Pty Ltd and General Motors LLC dated 21 and 25 August 2023 (Thor);

(xviii)	Purchase Contracts C-3RGJ0-017-000, C-3RGJ0-018-000 by and between Carbon Revolution Operations Pty Ltd and General Motors LLC dated 15 March 2023 (Odin);

(xix)	Nomination Agreement by and between Carbon Revolution Operations Pty Ltd and Automobili Lamborghini S.p.A. dated 27 July 2023;

Other

(xx)	Supply contracts to which the Company is party as at the date of adoption of this constitution with annual payments exceeding US$1,000,000 in any given calendar year;

(xxi)	Lease dated 1 May 2019 by and between Carbon Revolution Operations Pty Ltd, Carbon Revolution Limited and Deakin University (as amended);

(xxii)
Agreement for the Manufacturing, Supply and Installation of Equipment by and between Carbon Revolution Operations Pty Ltd and Marand Precision Engineering Pty Ltd dated 6 August 2021 (as amended from time to time prior to as the date of adoption of these Articles);

(xxiii)	Project and Partner Agreements (SOMAC) with Deakin University and Sovereign Manufacturing Automation for Composites Ltd;

(xxiv)
Innovation Contract by and between Carbon Revolution Operations Pty Ltd and the Commonwealth of Australia dated 11 April 2019 (as amended from time to time prior to as the date of adoption of these Articles);

(xxv)	Deed of Guarantee and Indemnity by and between Carbon Revolution Ltd. and Macquarie Bank Limited dated 2 March 2022;

(xxvi)	ISDA 2002 Master Agreement by and between Carbon Revolution Operations Pty Ltd Macquarie Bank Limited dated 2 March 2022;

(xxvii)	ISDA Master Agreement Credit Support Annex by and between Carbon Revolution Operations Pty Ltd and Macquarie Bank Limited dated 2 March 2022;

(xxviii)	any new swap and hedging arrangements (including any trade confirmations) and related guarantees or indemnities; and

(xxix)
any new contract (or series of contracts) entered into by the Company or its subsidiaries that provides for the payments, expenditures, fees, damages or other liabilities (including contingent liabilities such as guarantees) of the Company or any of its subsidiaries in excess of US$1,000,000 per calendar year.

“Permitted Indebtedness” means:

(i)
indebtedness of the Group with respect to that (i) certain Proceeds Disbursing and Security Agreement, dated May 23, 2023 by and among UMB Bank, N.A., as trustee and disbursing Agent, Newlight Capital LLC, as servicer, collateral agent and security trustee and Carbon Revolution Operations PTY LTD. and (ii) certain Trust Indenture dated May 23, 2023, by and between Carbon Revolution Operations PTY LTD  and UMB Bank, N.A., as trustee and disbursing Agent, in each case in an aggregate principal amount not to exceed US$61,500,000 (the “IP Loan”);

(ii)
indebtedness of the Company or any other member of the Group with respect to that certain Agreement by and between Carbon Revolution Operations Pty Ltd and Jaguar Land Rover Limited dated as of March 13, 2023 in an aggregate principal amount not to exceed AU$4,975,740;

(iii)
indebtedness of the Company with respect to the certain Payable Services and Order and Invoice Management Services Agreement, dated May 10, 2023, with C.H. Robinson Trade Management Pty Ltd, in an aggregate amount not to exceed AU$16,000,000 outstanding at any time;

(iv)	indebtedness of the Group to trade creditors incurred in the ordinary course of business;

(v)	indebtedness of the Company or any other member of the Group arising from the endorsement of instruments for deposit or collection in the ordinary course of business;

(vi)
indebtedness consisting of the financing of insurance premiums by the Company or any other member of the Group in the ordinary course of business, not to exceed US$250,000 of premiums in the aggregate;

(vii)
indebtedness of the Company or any other member of the Group incurred in the ordinary course of business in connection with corporate credit cards issued for the benefit of the Company or other member of the Group, not to exceed US$250,000 in the aggregate;

(viii)
unsecured obligations (contingent or otherwise) existing or arising under any hedging or swap contracts entered into in by the Company or any other member of the Group in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

(ix)
indebtedness of the Company or any other member of the Group arising from judgments with respect to any of the Company or any other member of the Group that individually or in the aggregate are less than US$250,000 or that are stayed for more than 10 days;

(x)
indebtedness of the Company or any other member of the Group with respect to and resulting from customer deposits and advance payments received by the Company or any of its subsidiaries in the ordinary course of business, provided, however, that any such payments must be netted against original payment terms and not mandatorily prepaid prior to original payment terms;

(xi)
indebtedness of the Company or any other member of the Group with respect to Australian employee corporate credit card accounts in an aggregate principal amount not to exceed AU$70,000 outstanding at any time; and/or

(xii)
cash and cash equivalents of the Company and any of the other members of the Group pledged to secure leased location security deposits in an aggregate principal amount not to exceed US$300,000 with respect to the Company and the other members of the Group outstanding at any time.

SCHEDULE 2

SPRINGING RIGHTS MATTERS

For the purposes of Article 178, Springing Rights Matters shall mean:

1.
the entry into, any cancellation or termination of (except for an expiration that occurs in accordance with the terms of such agreement), amendment to, modification of, variance of (including by changing orders), impairment of, assignment of, replacement of, refinancing of, or waiver of timely compliance with, any Material Contract (or the giving of consent to any of the foregoing);

2.	the determination of the Operating Budget and/or the Capex Budget;

3.	the declaration, payment or making of any dividends, distributions or other payments to Shareholders, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

4.
the hiring, termination or modification of any material terms of any employment agreement of the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer (iii) Chief Technology Officer (iv) Company Secretary (v) Vice President of Operations or (vi) Director of Sales;

5.	the appointment and termination of any Company financial advisors or investment bankers;

6.	the issuance, and terms of issuance, of any shares or debt securities;

7.	the purchase, redemption or other acquisition by the Company of any shares;

8.	the liquidation, dissolution, winding-up or termination of the Company or any of its subsidiaries;

9.	the initiation, undertaking or implementation of a Change of Control Transaction;

10.	a reduction of company capital to create distributable profits; and/or

11.	any sale of any of the Company subsidiaries.